As filed with the Securities and Exchange Commission on June 16, 2026

Registration No. 333-291676

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form F-3 on

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

HIVE DIGITAL TECHNOLOGIES LTD.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	98-1831411
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

Suite 128, 7900 Callaghan Road

San Antonio, Texas 78229 United States of America

604-664-1078

(Address, Including Zip Code, and Telephone Number of Registrant's Principal Executive Office)

Cogency Global Inc.

122 E. 42nd Street, 18th Floor

New York, New York 10168

(800) 221-0102

(Name, Address, Including Zip Code, and Telephone Number of Agent for Service)

Copies to:

Jonathan H. Gardner Danielle M. Fahey Kavinoky Cook LLP 726 Exchange Street; Suite 800 Buffalo, NY 14210 (716) 332-5290	Dennis Peterson Petterson McVicar LLP 110 Yonge Street, Suite 1601 Toronto ON M5C 1T4 (647) 259-1790	Gabriel Ibghy General Counsel HIVE Digital Technologies Ltd. Suite 128, 7900 Callaghan Road San Antonio, Texas 78229 (604) 664-1078

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On November 20, 2025, HIVE Digital Technologies Ltd. (the "Company") filed a Registration Statement on Form F-3 (File No. 333- 291676) (the "Registration Statement"), which became effective upon filing. As of such date, the Company was a foreign private issuer within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Subsequently, the Company determined that, effective as of April 1, 2026, it was no longer a foreign private issuer, and as a result is subject to the registration requirements applicable to a United States domestic registrant. This Post-Effective Amendment No. 1 to Form F-3 on Form S-3 (the "Post-Effective Amendment No. 1") is being filed by the Company to convert the Registration Statement into a Registration Statement on Form S-3. The information included in this filing amends the Registration Statement and the base prospectus contained therein.

This Post-Effective Amendment No. 1 contains two prospectuses:

  a base prospectus that covers the offering, issuance and sale of an unspecified amount of the Company's common shares, warrants, subscription rights, units, debt securities and purchase contracts; and

  An equity distribution agreement prospectus supplement that covers the offering and sale of up to $300,000,000 of the Company's common shares that may be issued and sold under the Equity Distribution Agreement, dated as of November 25, 2025, and amended and restated as of June 16, 2026  (the “Distribution Agreement”), between the Company and Keefe, Bruyette & Woods, Inc., Cantor Fitzgerald & Co., Canaccord Genuity LLC, Roth Capital Partners LLC, B. Riley Securities, Inc., Northland Securities, Inc., Rosenblatt Securities Inc., Stifel Nicolaus Canada Inc., Cantor Fitzgerald Canada Corporation, Canaccord Genuity Corp. and Roth Canada, Inc.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The equity distribution agreement prospectus supplement immediately follows the base prospectus. The equity distribution agreement prospectus supplement did not change the maximum aggregate offering amount of Common Shares that may be sold pursuant to the Distribution Agreement, which remains at $300,000,000, including Common Shares that have previously been sold under the Distribution Agreement. As such, no additional securities are being registered under this Post-Effective Amendment No. 1 in connection with the equity distribution agreement prospectus supplement, and all applicable registration fees with respect to the equity distribution agreement prospectus supplement were paid at the time of the original filing of the equity distribution prospectus supplement. As of immediately prior to the filing date of the Post-Effective Amendment, the Company has sold 29,210,648 Common Shares at varying prices, generating an aggregate of $85,303,977 of gross proceeds. Common Shares having an aggregate offering price of up to $214,696,023 remained unsold under the Distribution Agreement and may be sold under the equity distribution prospectus supplement and the accompanying base prospectus included herein. Any future fees payable under the Registration Statement as amended by this Post-Effective Amendment No. 1 will be paid in accordance with Rule 456(b) and 457(r) under the Securities Act.

PROSPECTUS

HIVE DIGITAL TECHNOLOGIES LTD.

Common Shares

Warrants

Subscription Receipts

Units

Debt Securities

Share Purchase Contracts

This prospectus relates to the offering for sale, from time to time, of the securities of HIVE Digital Technologies Ltd. (the "Company", "HIVE", "we" or "our") of any combination of the following: Common Shares, Warrants, Subscription Receipts, Units, Debt Securities and Share Purchase Contracts. We, or any selling securityholders, may offer and sell, from time to time, these securities on terms described in a prospectus supplement. We will not receive any proceeds from the sale of our securities by the selling securityholders.

Our securities may be sold directly by us or selling securityholders or through one or more underwriters, dealers and agents, or through a combination of these methods, and on a continuous or delayed basis. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

In addition, the securities may be offered and issued by the Company in consideration for the acquisition of other businesses, assets or securities. The consideration for any such acquisition may consist of any of the securities separately, a combination of securities or any combination of, among other things, securities, cash and the assumption of liabilities.

We will provide the specific prices and terms of the securities in or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make any investment decisions.

The common shares of the Company (the "Common Shares") are listed on the Nasdaq Capital Markets Exchange ("Nasdaq") and the Toronto Stock Exchange (the "TSX") under the symbol "HIVE." On June 15, 2026 being the being the last complete trading day prior to the date hereof, the closing price of our Common Shares on Nasdaq and the TSX was $3.96 and C$5.53 per share, respectively.

____________________________

Investing in our securities involves a number of risks. See "Risk Factors" beginning on page 4 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference for a description of the risks you should consider when evaluating such investment.

____________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission (the "SEC" or the "Commission") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration process. Under this process, we or a selling shareholder may offer and sell securities from time to time. This prospectus only provides you with a general description of the securities that we or a selling shareholder may offer. Each time we or a selling shareholder sells securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading "Where You Can Find More Information."

Neither we nor any selling shareholder has authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or any selling shareholder. Neither we nor any selling shareholder take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any selling shareholder is making any offer to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus, the terms "HIVE," the "Company," "we," "our" and "us" refer to HIVE Digital Technologies Ltd. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement and the exhibits and schedules to the registration statement. For further information, please refer to the registration statement and the exhibits and schedules filed as part of the registration statement.

Statements made in this prospectus concerning the contents of any contract, agreement or other document are not necessarily complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part completely.

Our SEC filings are available to the public at the SEC's website at www.sec.gov. You also may read and download any public document that we have filed with the Canadian securities regulatory authorities under our profile on System for Electronic Document Analysis and Retrieval ("SEDAR+") (www.sedarplus.ca).

Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement forms in part. Our website is: hivedigitaltechnologies.com. Our website does not constitute a part of this prospectus.

Market and Industry Data

Market data and certain industry forecasts used in this prospectus and any applicable prospectus supplement, and the documents incorporated by reference in this prospectus and any applicable prospectus supplement, were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information. Further, we cannot assure you that a third-party using different methods to assemble analyze or compute market data would obtain the same results. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors". These and other factors could cause our future performance to differ materially from our assumptions and estimates. See the section titled "Cautionary Note Regarding Forward-Looking Statements".

Presentation of Financial Information

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to "US$" or "$" are to U.S. dollars and references to "C$" are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of certain U.S. dollar amounts into Canadian dollars solely for your convenience. See "Currency Presentation and Exchange Rate Information."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and other information contained in this prospectus constitute "forward-looking information" under Canadian Securities Laws and "forward-looking statements" under U.S. securities laws (collectively "forward-looking statements"). Such forward-looking statements include, but are not limited to, statements relating to:

• the future price of cryptocurrencies, such as Bitcoin, and the other types of digital assets which HIVE may obtain, hold and/or trade as a result of its business operations;

• the Company's intended use of net proceeds from the sale of its securities;

• the number of securities the Company intends to issue;

• the future pricing for services and solutions in the businesses of the Company and its subsidiaries;

• the liquidity and market price of the Common Shares;

• the Company's expectations regarding the sufficiency of its capital resources and requirements for additional capital;

• currency fluctuations;

• the expected annualized run-rate revenue of the HPC line of operations;

• changes to governmental laws and regulations;

• the plans for, and progress of, the Company's existing and planned data centers; and

• effects of any pandemic outbreak, whether global or not, such as the recent novel coronavirus.

These forward-looking statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as "seek", "anticipate", "plan", "continue", "estimate", "expect", "may", "will", "project", "predict", "potential", "targeting", "intend", "could", "might", "should", "believe", "future", "continue" or similar expressions or the negatives thereof.

By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes the expectations reflected in those forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this prospectus should not be unduly relied upon. These statements speak only as of the date of this prospectus.

The forward-looking statements in this document are based on what the Company currently believes are reasonable assumptions, including the material assumptions set out in the Annual Report on Form 10-K and management discussion and analysis and press releases of the Company (such documents are available under the Company's SEDAR+ profile at www.sedarplus.ca or in the United States through Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") at the website of the SEC at www.sec.gov). Other material factors or assumptions that were applied in formulating the forward-looking statements contained herein include or relate to the following:

• the business and economic conditions affecting the Company's operations in their current state, including, general levels of economic activity, regulations, taxes and interest rates;

• information about the Company's use and profitability of the Company's computing power, including the Company's ability to profitably sell computing power to cryptocurrency mining pool operators;

• the Company's ability to successfully acquire and maintain required regulatory licenses and qualifications;

• historical prices of cryptocurrencies;

• the emerging cryptocurrency and blockchain markets and sectors;

• the Company's ability to maintain good business relationships;

• the Company's ability to manage and integrate acquisitions;

• the Company's ability to identify, hire and retain key personnel;

• the Company's ability to raise sufficient debt or equity financing to support the Company's continued growth;

• the technology, proprietary and non-proprietary software, data and intellectual property of the Company and third parties in the cryptocurrencies and digital asset sector is able to be relied upon to conduct the Company's business;

• the Company does not suffer a material impact or disruption from a cybersecurity incident, cyber-attack or theft of digital assets;

• the Company's continued maintenance and development of data center facilities;

• continued growth in usage and in the blockchain for various applications;

• continued development of a stable public infrastructure, with the necessary speed, data capacity and security required to operate blockchain networks;

• the absence of adverse regulation or law;

• the absence of material changes in the legislative, regulatory or operating framework for the Company's existing and anticipated business;

• development of a new high performance computing business, the Company's strategic partnerships;

• the cost of energy in each of the jurisdictions where we operate;

• the Company's management of its trading operations from Bermuda; and

• projected growth and estimates for the high-performance computing business.

Inherent in forward-looking statements are risks, uncertainties and other factors beyond the Company's ability to predict or control. Some of the risks that could cause outcomes and results to differ materially from those expressed in the forward-looking statements include the risk factors discussed in this prospectus, our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 (the "Annual Report"), and in any subsequently filed subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

The forward-looking statements contained in this prospectus are expressly qualified by this cautionary statement. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in the Company's securities is speculative and involves a high degree of risk due to the nature of the Company's business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially and adversely affect the Company's future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business or financial results, each of which could cause purchasers of the Company's securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect the Company's business, financial condition, results of operations and prospects. You should also refer to the risk factors and other information set forth or incorporated by reference in this prospectus or any applicable prospectus supplement, including risk factors in our then-most recent Annual Report on Form 10-K, any updates to those risk factors in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K incorporated by reference in this prospectus. A prospective investor should carefully consider the risk factors set out below along with the other matters set out or incorporated by reference in this prospectus.

Discussions of certain risks affecting the Company in connection with the Company's business are provided in our annual and interim disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this prospectus.

Risks Related to the Offering of Securities

Discretion over use of proceeds

The Company intends to allocate the net proceeds it will receive from an offering as described under "USE OF PROCEEDS" in this prospectus and the applicable prospectus supplement; however, the Company will have discretion in the actual application of the net proceeds. The Company may elect to allocate the net proceeds differently from that described in "USE OF PROCEEDS" in this prospectus and the applicable prospectus supplement if the Company believes it would be in the Company's best interests to do so. The Company's investors may not agree with the manner in which the Company chooses to allocate and spend the net proceeds from an offering. The failure by the Company to apply these funds effectively could have a material adverse effect on the business of the Company.

Absence of a public market for certain of the securities

There is no public market for the debt securities, warrants, subscription receipts, securities purchase contracts or units and, unless otherwise specified in the applicable prospectus supplement, the Company does not currently intend to apply for listing of the debt securities, warrants, subscription receipts, securities purchase contracts or units on any securities exchanges. If the debt securities, warrants, subscription receipts, securities purchase contracts or units are traded after their initial issuance, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors, including general economic conditions and the Company's financial condition. There can be no assurance as to the liquidity of the trading market for the debt securities, warrants, subscription receipts, share purchase contracts or units, or that a trading market for these securities will develop at all.

Trading price of Common Shares and volatility

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price that have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur, and the trading price of the Company's shares may be subject to large fluctuations and may decline below the price at which an investor acquired its shares. The trading price may increase or decrease in response to a number of events and factors, which may not be within the Company's control nor be a reflection of the Company's actual operating performance, underlying asset values or prospects. Accordingly, investors may not be able to sell their securities at or above their acquisition cost.

Forward looking statements

Some statements contained in this prospectus are not historical facts but rather are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Without limiting the generality of the foregoing, such risks and uncertainties include interpretation of results, accidents, equipment breakdowns, labour disputes or other unanticipated difficulties with or interruptions in production, delays in development activities, political risks, the inherent uncertainty or production fluctuations and failure to obtain adequate financing on a timely basis.

DOCUMENTS INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information included or incorporated by reference herein. We incorporate by reference into this prospectus the documents listed below.

• Our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on June 2, 2026 (the "Annual Report");

• Our Current Reports on Form 8-K filed with the SEC on Form 8-K filed with the SEC on June 2, 2026, May 19, 2026, May 12, 2026, May 7, 2026, April 22, 2026 and April 15, 2026 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus); and

• The description of our Common Shares contained in Exhibit 4.1 of the Annual Report, and any amendment or report filed for the purpose of updating such description

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of securities under this prospectus shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed filed with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that is incorporated by reference into this prospectus, but not delivered with this prospectus (other than exhibits to those documents unless such exhibits are specially incorporated by reference in those documents), at no cost, by writing to or telephoning us at the following address: Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3 (Telephone (604) 664-1078) Attn: Chief Financial Officer.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

References to the Company's website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The high, low, average and closing rates for the US dollar in terms of Canadian dollars for each of the financial periods indicated below, as quoted by the Bank of Canada, were as follows:

	Year ended March 31, 2026	Year ended March 31, 2025

High	1.4348	1.4603
Low	1.3515	1.3460
Average	1.3820	1.3913
Closing	1.3939	1.4376

On June 15, 2026 the daily exchange rate for the US dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was $1.00 = C$ 1.3982.

THE COMPANY

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this prospectus. This description does not contain all of the information about us and our business that you should consider before investing in any securities. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section entitled "RISK FACTORS", as well as the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

Name, Address and Incorporation

The Company was incorporated in the Province of British Columbia on June 24, 1987, under the Business Corporations Act (British Columbia) (the "BCBCA") under the name "Carmelita Petroleum Limited". The Company changed its name first on September 26, 1996, to "Carmelita Resources Limited", then on July 4, 2000, to "Pierre Enterprises Ltd.", then on February 1, 2011, to "Leeta Gold Corp.", then on September 15, 2017 to "HIVE Blockchain Technologies Ltd." and finally on July 12, 2023, to "HIVE Digital Technologies Ltd."

The Company's head office is located at Suite 128, 7900 Callaghan Road, San Antonio, Texas, 78229, United States of America, and the Company's registered office is located at Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3.

The Company's Common Shares are listed for trading on the TSX and on Nasdaq under the symbol "HIVE."

The table below lists the principal subsidiaries of the Company as of the date hereof.

Name	Jurisdiction	Assets Held
HIVE Blockchain Switzerland AG	Switzerland	Cryptocurrency inventory
HIVE Digital Data Ltd.	Bermuda	Cryptocurrency inventory
Bikupa Datacenter AB	Sweden	Computer equipment
Bikupa Datacenter 2 AB	Sweden	Computer equipment
Bikupa Real Estate AB	Sweden	Real estate
W3X S.A.	Paraguay	Substation, land, buildings and computer equipment
ZUNZ S.A.	Paraguay	Substation, land, buildings and computer equipment
9376-9974 Québec Inc.	Québec	Computer equipment
HIVE Atlantic Datacentres Ltd.	New Brunswick	50 MW substation, 30 MW substation, land, buildings and computer equipment
BUZZ Performance Computing Ltd.	Bermuda	HPC software products
HIVE Performance Cloud Inc.	Canada	Computer equipment

Summary Description of the Business

The Company operates in two segments: (a) the provision of data server facilities for the purposes of generating computational power, namely Hashrate which can be sold to mining pools or used in support of validating transactions on the Bitcoin network and (b) the provision of HPC data centers which can be used by customers for artificial intelligence and graphics rendering, among other things. The Company owns and leases data center facilities in Canada, Sweden and Paraguay that are predominately powered by sustainable energy. The Company provisions computational power at each of these sites and sells this computational power to various third-party aggregators, including mining pools, enterprises supported by AI and other miscellaneous data center applications. HIVE endeavors to position itself as a large-scale provisioner of computational power, diversified in applications and across jurisdictions, powered by renewable energy and operating an efficient corporate structure to minimize costs.

The Company is in the process of diversifying its business by utilizing its fleet of GPU-based cards to build systems that can provide computational power on a large scale. In addition, the Company intends to branch out into the rental of GPU server nodes and clusters via marketplaces and is exploring the development of a new service to be known as BUZZ Cloud. This cloud service is intended to offer users a selection of options to access computing resources ranging from a virtual instance of a single GPU to a bare-metal server equipped with up to 10 GPUs to clusters of multiple servers.

For the purposes of this section:

"Bitcoin" shall refer to the native token of the Bitcoin Network which utilizes the SHA-256 algorithm. Bitcoin is a peer-to-peer payment system and the digital currency of the same name which uses open-source cryptography to control the creation and transfer of such digital currency, with "Bitcoin Network" meaning the network of computers running the software protocol underlying Bitcoin and which network maintains the database of Bitcoin ownership and facilitates the transfer of Bitcoin among parties, and "SHA-256" meaning a cryptographic Hash algorithm. SHA-256 generates an almost-unique 256-bit (32-byte) signature for a text. The most well-known cryptocurrencies that utilize the SHA-256 algorithm are Bitcoin and Bitcoin Cash;

"Blockchain" shall refer to an immutable, decentralized public transaction ledger which records transactions, such as financial transactions in cryptocurrency, in chronological order. Bitcoin and Ethereum are examples of well-known and widely distributed blockchains;

"GPU" shall refer to a graphics processing unit, a programmable logic chip (processor) specialized for display functions and effective at solving digital currency hashing algorithms;

"Hash" shall refer to the output of a hash function, i.e. the output of the fundamental mathematical computation of a particular cryptocurrency's computer code which miners ("Miners") execute, and "Petahash" and "Exahash" or "PH" and "EH" mean, respectively, 1x1015 Hashes and 1x1018 Hashes; and

"Hashrate" shall refer to a measure of mining power whereby the expected income from mining is directly proportional to a Miner's hashrate normalized by the total hashrate of the network.

Sites	Operational Hashrate	Installed Hashrate - Optimized 3	Installed Hashrate - Stock 4	MW Utilized	MW Capacity Available
New Brunswick, Canada owned facility 2	2,382 PH/s	2,464 PH/s	3,115 PH/s	37.2 MW	70.0 MW
Quebec, Canada leased facility	1,349 PH/s	1,513 PH/s	1,525 PH/s	33.6 MW	34.5 MW
Boden, Sweden leased facility	1,313 PH/s	1,609 PH/s	1,680 PH/s	11.6 MW	32.0 MW
Boden 2, Sweden owned facility	0 PH/s	0 PH/s	0 PH/s	0.0 MW	7.0 MW
Notviken, Sweden leased facility	30 PH/s	36 PH/s	52 PH/s	0.6 MW	1.5 MW
Yguazu, Paraguay owned facility	12,100 PH/s	12,125 PH/s	12,133 PH/s	193.4 MW	200.0 MW
Valenzuela, Paraguay owned facility	6,809 PH/s	6,705 PH/s	6,667 PH/s	103.3 MW	107.0 MW
Toronto, Canada owned facility	66 PH/s	66 PH/s	71 PH/s	1.0 MW	5.5 MW
Quebec City, Canada hosted facility 1	N/A	N/A	N/A	0.7 MW	0.7 MW
Montreal, Canada hosted facility 1	N/A	N/A	N/A	1.4 MW	1.4 MW
Stockholm, Sweden hosted facility 1	N/A	N/A	N/A	0.8 MW	0.8 MW
Manitoba, Canada hosted facility 1	N/A	N/A	N/A	1.0 MW	4.0 MW
Total	24,049 PH/s	24,518 PH/s	25,243 PH/s	384.6 MW	464.4 MW

1 Data center used for HPC / AI compute only.

2 Includes approximately 115 PH/s of BTC equivalent hashrate.

3 Installed Hashrate - Optimized: The hashrate of all installed ASICs based on their current operating configuration, whether stock settings or a modified operating mode.

4 Installed Hashrate - Stock: The hashrate of all installed ASICs based on their stock configuration.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities by us for general corporate purposes, which may include, without limitation, debt repayment, acquisitions or other significant corporate transactions.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in a prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of such securities, unless otherwise stated in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

The following summary describes our share capital and the material provisions of our Notice of Articles and Articles, as amended (the "Articles") and of the Business Corporations Act (British Columbia) (sometimes referred to herein as the "BCBCA"). For further information, please refer to the full version of our Articles and Notice of Articles, which are included as exhibits to this registration statement, and to the applicable provisions of the BCBCA.

Overview

The authorized capital of the Company consists of an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value.

As of the date hereof, there are 270,437,030 Common Shares and no preferred shares issued and outstanding.

In addition, as of the date of this Prospectus, there were: (i) 2,634,200 Common Shares issuable upon the exercise of outstanding stock options of the Company ("Options") at a weighted average exercise price of C$6.11; (ii) 13,364,887 Common Shares issuable upon the conversion of outstanding restricted share units of the Company ("RSUs"); (iii) 44,747,082 Common Shares issuable upon the conversion of convertible debentures outstanding at a conversion price of $2.57; and (iv) 3,004,375 Common Shares reserved for issuance on exercise of 3,004,375 issued and outstanding Common Share purchase warrants of the Company with a weighted average exercise price of C$5.96, for a total of 334,187,574 Common Shares on a fully-diluted basis.

Common Shares

All of the Common Shares rank equally as to voting rights, participation in a distribution of the assets of the Company on a liquidation, dissolution or winding-up of the Company and entitlement to any dividends declared by the Company. The holders of the Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of shareholders (other than meetings at which only holders of another class or series of shares are entitled to vote).

Each Common Share carries the right to one vote. Subject to the rights, privileges, restrictions and conditions attached to the preferred shares of the Company, in the event of the liquidation, dissolution or winding-up of the Company, or upon any distribution of the assets of the Company among shareholders being made (other than by way of dividend out of monies properly applicable to the payment of dividends) the holders of the Common Shares are entitled to share equally.

Subject to the rights, privileges, restrictions and conditions attached to the preferred shares of the Company, the holders of the Common Shares are entitled to receive any dividends declared by the Company in respect of the Common Shares.

Any alteration of the rights attached to our Common Shares must be approved by at least two-thirds of the Common Shares voted at a meeting of our shareholders. Provisions as to the modification, amendment or variation of such rights or provisions are contained in the Company's Articles and in the BCBCA.

Preferred Shares

Preferred shares of the Company do not give the holders any right to receive notice of or vote at general or special meetings of the Company. As of the date of this Prospectus, no preferred shares were issued and outstanding.

Shareholder Approval; Vote on Extraordinary Corporate Transactions

Under the BCBCA, certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated companies), continuances to another jurisdiction and sales, leases or exchanges of all, or substantially all, of the property of a company (other than in the ordinary course of business), and other extraordinary corporate actions such as liquidations, dissolutions and arrangements (if ordered by a court), are required to be approved by a "special resolution" of shareholders.

A "special resolution" is a resolution (i) passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution, or (ii) signed by all shareholders entitled to vote on the resolution. In specified cases, a special resolution to approve an extraordinary corporate action is required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

Voting on Certain Proposals, Arrangements, Contracts or Compensation by Directors

Our Articles do not restrict directors' power to (a) vote on a proposal, arrangement or contract in which the directors are materially interested or (b) vote compensation to themselves or any other members of their body in the absence of an independent quorum. Any such conflicts of interest will be subject to the procedures and remedies provided under the BCBCA.

Qualifications of Directors

Under our Articles, there is no mandatory retirement age for our directors and our directors are not required to own securities of the Company in order to serve as directors.

Meetings

Each director holds office until our next annual general meeting, or until his or her office is earlier vacated in accordance with our Articles or with the provisions of the BCBCA. A director appointed or elected to fill a vacancy on our board also holds office until our next annual general meeting.

Our Articles provide that our annual meetings of shareholders must be held at such time in each calendar year and not more than 15 months after the last annual general meeting and at such place as our board of directors may from time to time determine. Our directors may, at any time, call a meeting of our shareholders.

Under our Articles, the quorum for the transaction of business at a meeting of shareholders is two (2) shareholders entitled to vote at the meeting, present in person or represented by proxy that in the aggregate hold at least 33 1/3% of our issued and outstanding Common Shares.

Our Articles state that in addition to those persons who are entitled to vote at a meeting of our shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for our company, the auditor of our company, any persons invited to be present at the meeting by our directors or by the chair of the meeting and any person entitled or required under the BCBCA or our Articles to be present at the meeting.

Limitations on Ownership of Securities

Except as provided in the Investment Canada Act, there are no limitations specific to the rights of non-Canadians to hold or vote our Common Shares under the laws of Canada or British Columbia, or in our charter documents.

Change in Control

There are no provisions in our Articles or in the BCBCA that would have the effect of delaying, deferring or preventing a change in control of our company, and that would operate only with respect to a merger, acquisition or corporate restructuring involving our company or our subsidiaries.

Ownership Threshold

Our Articles or the BCBCA do not contain any provisions governing the ownership threshold above which shareholder ownership must be disclosed. Securities legislation in Canada, however, requires that we disclose in our information circular for our annual general meeting, holders who beneficially own more than 10% of our issued and outstanding shares. This threshold is higher than the 5% threshold under U.S. securities legislation at which shareholders must report their share ownership.

Comparison of Shareholder Rights

We are a corporation governed by the BCBCA. The following discussion summarizes material differences between the rights of holders of our Common Shares and the rights of holders of common stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of British Columbia and Delaware. This summary is qualified in its entirety by reference to the Delaware General Corporation Law (the "DGCL"), the BCBCA, and our articles.

Approval of Business Combinations; Fundamental Changes

Delaware	British Columbia

Under the DGCL certain fundamental changes such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation's business, or a dissolution of the corporation, are generally required to be approved by the holders of a majority of the outstanding stock entitled to vote on the matter, unless the certificate of incorporation requires a higher percentage.

Under the DGCL a merger generally does not need stockholder approval if the company issues less than 20% new stock as part of the deal. In some circumstances, a certain number of holders of specific classes of or series of shares may be required to approve the transaction.

Also, under Section 251(h) of the DGCL, stockholder approval of a constituent corporation is not required if:

• The merger agreement specifically says it will use Section 251(h) and will close right after a tender or exchange offer;

• The acquiring company completes a tender or exchange offer to buy all the shares that would otherwise vote on the merger;

• After that offer, the buyer owns enough shares (through purchases and previously owned stock) to meet the voting threshold that would have been required to approve the merger;

• The buyer then merges directly with the target company; and

• The remaining shares are converted into the same kind of payment or consideration that was offered in the tender or exchange offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under BCBCA.

Under the BCBCA", certain changes to our authorized share structure and the change of our name may be approved by a resolution of the directors of our company. Under the BCBCA, certain extraordinary company alterations, such as to continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business), liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution (i) passed at a shareholders' meeting by a simple majority, or (ii) passed, after being submitted to all of the shareholders, by being consented to in writing by shareholders who, in the aggregate, hold shares carrying at least two-thirds of the votes entitled to be cast on the resolution.

A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) passed by being consented to in writing by all shareholders entitled to vote on the resolution.

Holders common shares vote together at all meetings of shareholders except meetings at which only holders of a particular class are entitled to vote.

Under the BCBCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a special separate resolution of the holders of the class or series of shares being affected.

Subject to applicable securities laws, which may impose certain "Issuer bid" or tender offer requirements, under the BCBCA, arrangements with shareholders, creditors and other persons are permitted and a company may make any proposal it considers appropriate "despite any other provision" of the BCBCA. In general, a plan of arrangement is approved by a company's board of directors and then submitted to a court for approval. It is customary and, at times, required, for a company in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The BCBCA does not contain a provision comparable to Section 251(h) of the DGCL.

Special Vote Required for Combinations with Interested Stockholders

Delaware	British Columbia

Section 203 of the DGCL provides (in general) that a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person's affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.	The BCBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

Appraisal Rights; Rights to Dissent

Delaware	British Columbia

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the shares of stock, depository receipts and cash instead of the fractional shares or fractional depository receipts.	The BCBCA provides that shareholders of a company are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the company resolves to (i) alter its articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (ii) approve certain amalgamations; (iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (v) continue the company into another jurisdiction.

Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

Compulsory Acquisition

Delaware	British Columbia

Under the DGCL, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation's board of directors or shareholders.	The BCBCA provides that if, within 4 months after the making of an offer to acquire shares, or any class of shares, of a company, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the offer relates, the offeror is entitled, upon giving proper notice within 5 months after the date of the offer, to acquire (on the same terms on which the offeror acquired shares from those holders of shares who accepted the offer) the shares held by those holders of shares of that class who did not accept the offer. Offerees may apply to the court, within 2 months of receiving notice, and the court may set a different price or terms of payment and may make any consequential orders or directions as it considers appropriate.

Stockholder Consent to Action Without Meeting

Delaware	British Columbia

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders. Shareholders not participating in such written consent must be given notice of the action taken by written consent.	Although it is not customary for public companies to do so, under the BCBCA, shareholder action without a meeting may be taken by a consent resolution of shareholders provided that it satisfies the thresholds for approval in a company's articles, the BCBCA and the regulations thereunder. A consent resolution is as valid and effective as if it was a resolution passed at a meeting of shareholders.

Special Meeting of Stockholders

Delaware	British Columbia

Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.	Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting. Upon receiving a requisition that complies with the technical requirements set out in the BCBCA, the directors must, subject to certain limited exceptions, call a meeting of shareholders to be held not more than 4 months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate not less than 2.5% of the issued shares of the company that carry the right to vote at general meetings may call the meeting.

Distributions and Dividends; Repurchases and Redemptions

Delaware	British Columbia

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of capital surplus or, if there is no surplus, out of net profits for the current and/or the preceding fiscal year in which the dividend is declared, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.	Under the BCBCA, a company may pay a dividend in money or other property unless there are reasonable grounds for believing that the company is insolvent, or the payment of the dividend would render the company insolvent.

The BCBCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the BCBCA, the purchase or other acquisition by a company of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above).
Under the BCBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a company may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

Board Vacancies

Delaware	British Columbia

Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.	Under the BCBCA, a vacancy among the directors created by the removal of a director may be filled by the shareholders at the meeting at which the director is removed or, if not filled by the shareholders at such meeting, by the shareholders or by the remaining directors. In the case of a casual vacancy, the remaining directors may fill the vacancy. Under the BCBCA, directors may increase the size of the board of directors by one third of the number of current directors.

Under the BCBCA and our articles, if as a result of one or more vacancies, the number of directors in office falls below the number required for a quorum, the remaining directors may appoint as directors the number of individuals that, when added to the number of remaining directors, will constitute a quorum and/or call a shareholders' meeting to fill any or all vacancies among directors and to conduct such other business that may be dealt with at that meeting, but must not take any other action until a quorum is obtained.

The DGCL does not have residency requirements, but a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.	The BCBCA does not place any residency restrictions on the boards of directors.

Removal of Directors

Delaware	British Columbia

Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.	The Company's articles allow for the removal of a director by special resolution of the shareholders.

Inspection of Books and Records

Delaware	British Columbia

Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may inspect the corporation's books and records for a proper purpose.	Under the BCBCA, directors and shareholders may, without charge, inspect certain of the records of a company. Former shareholders, to the extent permitted under our articles, and former directors may also inspect certain of the records, free of charge, but only those records pertaining to the times that they were shareholders or directors.

Public companies must allow all persons to inspect certain records of the company free of charge.

Amendment of Governing Documents

Delaware	British Columbia

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation's bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.	Under the BCBCA, a company may amend its articles or notice of articles by (i) the type of resolution specified in the BCBCA, (ii) if the BCBCA does not specify a type of resolution, then by the type specified in the company's articles, or (iii) if the company's articles do not specify a type of resolution, then by special resolution. The BCBCA permits many substantive changes to a company's articles (such as a change in the company's authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company's articles.

If a right or special right attached to a class or series of shares would be prejudiced or interfered with by an alteration to our share structure approved by the board, the BCBCA requires that holders of such class or series of shares must approve the alteration by a special separate resolution of those shareholders.

Indemnification of Directors and Officers

Delaware	British Columbia

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation's stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys' fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers upon the receipt of an undertaking by or on behalf of the individual to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.	Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; or (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company's request, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment actually and reasonably incurred by him or her in respect of any legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person's position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual's conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles. In addition, a company must not indemnify an indemnifiable person in proceedings brought against the indemnifiable person by or on behalf of the company or an associated company. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from us or from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement.

Limited Liability of Directors

Delaware	British Columbia

The DGCL permits the adoption of a provision in a corporation's certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director's breach of the fiduciary duty of care. The DGCL does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith; (iii) engaging in intentional misconduct or a known violation of law; (iv) obtaining an improper personal benefit from the corporation; or (v) paying a dividend or approving a stock repurchase that was illegal under applicable law.	Under the BCBCA, a director or officer of a company must (i) act honestly and in good faith with a view to the best interests of the company; (ii) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; (iii) act in accordance with the BCBCA and the regulations thereunder; and (iv) subject to (i) to (iii), act in accordance with the articles of the company. These statutory duties are in addition to duties under common law and equity.

No provision in a contract or the articles of a company may relieve a director or officer of a company from the above duties.

Under the BCBCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCBCA.

Stockholder Lawsuits

Delaware	British Columbia

Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which the subject of the suit, but through the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the BCBCA, a shareholder (including a beneficial shareholder) or director of a company and any person who, in the discretion of the court, is an appropriate person to make an application to court to prosecute or defend an action on behalf of a company (a derivative action) may, with judicial leave: (i) bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation or (ii) defend, in the name and on behalf of the company, a legal proceeding brought against the company.

Under the BCBCA, the court may grant leave if: (i) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the action; (ii) notice of the application for leave has been given to the company and any other person that the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court to be in the interests of the company for the action to be prosecuted or defended.

Under the BCBCA, upon the final disposition of a derivative action, the court may make any order it determines to be appropriate. In addition, under the BCBCA, a court may order a company to pay the complainant's interim costs, including legal fees and disbursements. However, the complainant may be held accountable for the costs on final disposition of the action.

Oppression Remedy

Delaware	British Columbia

Although the DGCL imposes upon directors and officers fiduciary duties of loyalty (i.e., a duty to act in a manner believed to be in the best interest of the corporation and its stockholders) and care, there is no remedy under the DGCL that is comparable to the BCBCA's oppression remedy.	The BCBCA's oppression remedy enables a court to make an order (interim or final) to rectify the matters complained of if the court is satisfied upon application by a shareholder (as defined below) that the affairs of the company are being conducted or that the powers of the directors are being or have been exercised in a manner that is oppressive, or that some action of the company or shareholders has been or is threatened to be taken which is unfairly prejudicial, in each case to one or more shareholders. The application must be brought in a timely manner. A "shareholder" for the purposes of the oppression remedy includes legal and beneficial owners of shares as well as any other person whom the court considers appropriate.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Blank Check Preferred Stock/Shares

Delaware	British Columbia

Under the DGCL, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a shareholder rights plan, or "poison pill," which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.	Under the BCBCA, once a class of preferred shares has been created, the board of directors may be authorized, without shareholder approval, but subject to the provisions of the articles and BCBCA, to determine the maximum number of shares of each series, create an identifying name for each series and attach such special rights or restrictions, including dividend, liquidation and voting rights, as our board of directors may determine, and such special rights or restrictions, including dividend, liquidation and voting rights, may be superior to those of the common shares. Under the BCBCA, each share of a series of shares must have the same special rights or restrictions as are attached to every other share of that series of shares. In addition, the special rights or restrictions attached to shares of a series of shares must be consistent with the special rights or restrictions attached to the class of shares of which the series of shares is part.

The BCBCA does not prohibit a corporation from adopting a shareholder rights plan, or "poison pill," which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

Advance Notification Requirements for Proposals of Stockholders

Delaware	British Columbia

Delaware corporations typically have provisions in their bylaws that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the secretary of the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation's capital stock. The stockholder may also be required to disclose, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.	Under the BCBCA, qualified shareholders holding at least one percent (1%) of our issued voting shares or whose shares have a fair market value in excess of CAD$2,000 in the aggregate may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting in the prescribed form. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the company for at least two years before the date of signing the proposal

If the proposal and a written statement in support of the proposal (if any) are submitted at least three months before the anniversary date of the previous annual meeting and the proposal and written statement (if any) meet other specified requirements, then the company must either set out the proposal, including the names and mailing addresses of the submitting person and supporters and the written statement (if any), in the proxy circular of the company or attach the proposal and written statement thereto.
In certain circumstances, the company may refuse to process a proposal
We have included Advance Notice Provisions (as defined in the "Description of Share Capital" section above) in our articles. Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time periods.

DESCRIPTION OF DEBT SECURITIES

In this section describing the debt securities, the terms "Company" and "HIVE" refer only to HIVE Digital Technologies Ltd. without any of its subsidiaries.

The debt securities may be issued in one or more indentures (each a "Trust Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that may be named in a prospectus supplement filed in respect to such debt securities. To the extent applicable, the Trust Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. Debt securities may be offered separately or in combination with one or more other securities of the Company. The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus. Convertible debt securities offered under this prospectus may only be convertible into other securities of the Company.

The following description of the terms of debt securities sets forth certain general terms and provisions of debt securities in respect of which a prospectus supplement may be filed. The particular terms and provisions of debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such debt securities. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. The particular terms and provisions of the debt securities and a description of how the general terms and provisions described below may apply to the debt securities will be included in the applicable prospectus supplement. The following description is also subject to the detailed provisions of the applicable Trust Indenture. Accordingly, reference should also be made to the applicable Trust Indenture, a copy of which will be filed by the Company with the securities commissions or similar regulatory authorities in applicable Canadian offering jurisdictions, after it has been entered into, and will be available electronically in Canada at www.sedarplus.ca or in the United States through EDGAR at www.SEC.gov.

General

The applicable Trust Indenture will not limit the aggregate principal amount of debt securities that may be issued under such Trust Indenture and will not limit the amount of other indebtedness that the Company may incur. The applicable Trust Indenture will provide that the Company may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be unsecured obligations of the Company.

The Company may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series. The applicable Trust Indenture will also permit the Company to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

Any prospectus supplement for debt securities supplementing this prospectus will contain the following terms and other information with respect to the debt securities being offered thereby, to the extent required and as applicable:

• the designation, aggregate principal amount and authorized denominations of such debt securities;

• the percentage of principal amount at which the debt securities will be issued;

• whether payment on the debt securities will be senior or subordinated to other liabilities or obligations of the Company;

• the date or dates, or the methods by which such dates will be determined or extended, on which the Company may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which the Company will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

• whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which the Company will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

• the place or places the Company will pay principal, premium, if any, and interest, if any, and the place or places where debt securities can be presented for registration of transfer or exchange;

• whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms the Company will have the option to redeem the debt securities rather than pay the additional amounts;

• whether the Company will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder, and the terms and conditions of such redemption;

• whether the Company may redeem the debt securities at its option and the terms and conditions of any such redemption;

• the denominations in which the Company will issue any registered and unregistered debt securities;

• the currency or currency units for which debt securities may be purchased and the currency or currency units in which the principal and any interest is payable or if payments on the debt securities will be made by delivery of Common Shares or other property;

• whether payments on the debt securities will be payable with reference to any index or formula;

• if applicable, the ability of the Company to satisfy all or a portion of any redemption of the debt securities, any payment of any interest on such debt securities or any repayment of the principal owing upon the maturity of such debt securities through the issuance of securities of the Company or of any other entity, and any restriction(s) on the persons to whom such securities may be issued;

• whether the debt securities will be issued as global securities (defined below) and, if so, the identity of the depositary (defined below) for the global securities;

• whether the debt securities will be issued as unregistered securities (with or without coupons), registered securities or both;

• the periods within which and the terms and conditions, if any, upon which the Company may redeem the debt securities prior to maturity and the price or prices of which, and the currency or currency units in which, the debt securities are payable;

• any events of default or covenants applicable to the debt securities;

• any terms under which debt securities may be defeased, whether at or prior to maturity;

• whether the holders of any series of debt securities have special rights if specified events occur;

• any mandatory or optional redemption or sinking fund or analogous provisions;

• the terms, if any, for any conversion or exchange of the debt securities for any other securities of the Company;

• if applicable, any transfer restrictions in respect of disqualified holders or otherwise;

• rights, if any, on a change of control;

• provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities;

• the Trustee under the Trust Indenture pursuant to which the debt securities are to be issued; whether the Company will undertake to list the debt securities of the series on any securities exchange or automated interdealer quotation system;

• material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Debt Securities; and

• any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

The Company reserves the right to include in a prospectus supplement specific terms pertaining to the debt securities which are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require the Company to repurchase the debt securities and there will be no increase in the interest rate if the Company becomes involved in a highly leveraged transaction or has a change of control.

The Company may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. The Company may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, the Company will describe certain Canadian federal income tax consequences, U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the Company may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The debt securities will be senior or subordinated indebtedness of the Company as described in the applicable prospectus supplement. If the debt securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of the Company from time to time issued and outstanding which is not subordinated. If the debt securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Company as described in the applicable prospectus supplement, and they will rank equally and rateably with other subordinated indebtedness of the Company from time to time issued and outstanding as described in the applicable prospectus supplement. The Company reserves the right to specify in a prospectus supplement whether a particular series of subordinated debt securities is subordinated to any other series of subordinated debt securities.

The board may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of the Company's other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed and the nature and priority of any security.

Registration of Debt Securities

Debt Securities in Book Entry Form

Unless otherwise indicated in an applicable prospectus supplement, debt securities of any series may be issued in whole or in part in the form of one or more global securities ("Global Security" or "Global Securities") registered in the name of a designated clearing agency (a "Depositary") or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Trust Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Global Security will, to the extent not described herein, be described in the prospectus supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary or its nominee will credit, in its book-entry and registration system, the respective principal amounts of the debt securities represented by the Global Security to the accounts of such participants that have accounts with the Depositary or its nominee ("Participants"). Such accounts are typically designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by the Company if such debt securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold beneficial interests through Participants. With respect to the interests of Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by the Depositary or its nominee. With respect to the interests of persons other than Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by Participants or persons that hold through Participants.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable Trust Indenture and payments of principal, premium, if any, and interest, if any, on the debt securities represented by a Global Security will be made by the Company to the Depositary or its nominee. The Company expects that the Depositary or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of such Participants.

Conveyance of notices and other communications by the Depositary to direct Participants, by direct Participants to indirect Participants and by direct and indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults and proposed amendments to the Trust Indenture.

Owners of beneficial interests in a Global Security will not be entitled to have the debt securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in certificated non-book-entry form, and will not be considered the owners or holders thereof under the applicable Trust Indenture, and the ability of a holder to pledge a debt security or otherwise take action with respect to such holder's interest in a debt security (other than through a Participant) may be limited due to the lack of a physical certificate.

No Global Security may be exchanged in whole or in part for debt securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless: (i) the Depositary is no longer willing or able to discharge properly its responsibilities as Depositary and the Company is unable to locate a qualified successor; (ii) the Company at its option elects, or is required by law, to terminate the book-entry system through the Depositary or the book-entry system ceases to exist; or (iii) if provided for in the Trust Indenture, after the occurrence of an event of default thereunder (provided the Trustee has not waived the event of default in accordance with the terms of the Trust Indenture), Participants acting on behalf of beneficial holders representing, in aggregate, a threshold percentage of the aggregate principal amount of the debt securities then outstanding advise the Depositary in writing that the continuation of a book-entry system through the Depositary is no longer in their best interest.

If one of the foregoing events occurs, such Global Security shall be exchanged for certificated non-book-entry debt securities of the same series in an aggregate principal amount equal to the principal amount of such Global Security and registered in such names and denominations as the Depositary may direct.

The Company, any underwriters, dealers or agents and any Trustee identified in an accompanying prospectus supplement, as applicable, will not have any liability or responsibility for (i) records maintained by the Depositary relating to beneficial ownership interests in the debt securities held by the Depositary or the book-entry accounts maintained by the Depositary, (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interests, or (iii) any advice or representation made by or with respect to the Depositary and contained in this prospectus or in any prospectus supplement or Trust Indenture with respect to the rules and regulations of the Depositary or at the direction of Participants.

Unless otherwise stated in the applicable prospectus supplement, CDS Clearing and Depository Services Inc. or its successor will act as Depositary for any debt securities represented by a Global Security.

Debt Securities in Certificated Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

In the event that the debt securities are issued in certificated non-book-entry form, and unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than a Global Security) will be made at the office or agency of the Trustee or, at the option of the Company, by the Company by way of cheque mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or electronic funds wire or other transmission to an account of the person entitled to receive such payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by the Company.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Trust Indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions to be set forth in the Trust Indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of Common Shares, or equity warrants, or for the purchase of debt securities, or debt warrants.

We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada, that it will not distribute warrants that, according to their terms as described in the applicable prospectus supplement, are "novel" specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless such prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be distributed.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by the Company with the securities regulatory authorities in the applicable Canadian offering jurisdictions after we have entered into it, and will be available electronically in Canada at www.sedarplus.ca or in the United States through EDGAR at the website of the SEC at www.SEC.gov.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

In an offering of warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces or territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

• the designation and aggregate number of equity warrants;

• the price at which the equity warrants will be offered;

• the currency or currencies in which the equity warrants will be offered;

• the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

• the number of Common Shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each equity warrant;

• the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

• whether we will issue fractional shares;

• whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

• the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

• the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

• whether the equity warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

• material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the equity warrants;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the equity warrants; and

• any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

• the designation and aggregate number of debt warrants;

• the price at which the debt warrants will be offered;

• the currency or currencies in which the debt warrants will be offered;

• the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

• the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

• the principal amount and designation of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

• the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

• the minimum or maximum amount of debt warrants that may be exercised at any one time;

• whether the debt warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

• material Canadian federal income tax consequences and material U.S. tax consequences of owning the debt warrants;

• whether we have applied to list the debt warrants or the underlying debt securities on an exchange;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the debt warrants; and

• any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

HIVE may issue units, which may consist of one or more Common Shares, warrants or any other security specified in the relevant prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder of each of the securities included in the unit. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

• the designation and aggregate number of units being offered;

• the price at which the units will be offered;

• the designation, number and terms of the securities comprising the units and any agreement governing the units;

• the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

• whether we will apply to list the units or any of the individual securities comprising the units on any exchange;

• material Canadian federal income tax consequences and material U.S. federal income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the securities comprising the units; and

• any other material terms or conditions of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts separately or in combination with one or more other securities, which will entitle holders thereof to receive, upon satisfaction of certain release conditions (the "Release Conditions") and for no additional consideration, Common Shares, warrants, debt securities or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), the material terms of which will be described in the applicable prospectus supplement, each to be entered into between the Company and an escrow agent (the "Escrow Agent") that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters, dealers or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the applicable securities regulatory authorities in Canada after it has been entered into it.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

• the designation and aggregate number of subscription receipts being offered;

• the price at which the subscription receipts will be offered;

• the designation, number and terms of the Common Shares, warrants and/or debt securities to be received by the holders of subscription receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

• the Release Conditions that must be met in order for holders of subscription receipts to receive, for no additional consideration, the Common Shares, warrants and/or debt securities;

• the procedures for the issuance and delivery of the Common Shares, warrants and/or debt securities to holders of subscription receipts upon satisfaction of the Release Conditions;

• whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, warrants and/or debt securities upon satisfaction of the Release Conditions;

• the identity of the Escrow Agent;

• the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

• the terms and conditions pursuant to which the Escrow Agent will hold the Common Shares, warrants and/or debt securities pending satisfaction of the Release Conditions;

• the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

• if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;

• procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

• any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which such subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

• any entitlement of HIVE to purchase the subscription receipts in the open market by private agreement or otherwise;

• whether we will issue the subscription receipts as Global Securities and, if so, the identity of the Depositary for the Global Securities;

• whether we will issue the subscription receipts as unregistered bearer securities, as registered securities or both;

• provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, warrants or other HIVE securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

• whether we will apply to list the subscription receipts on any exchange;

• material Canadian federal income tax consequences and material U.S. federal income tax consequences of owning the subscription receipts; and

• any other material terms or conditions of the subscription receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of subscription receipts will not be, and will not have the rights of, Shareholders. Holders of subscription receipts are entitled only to receive Common Shares, warrants and/or debt securities on exchange of their subscription receipts, plus any cash payments, if any, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and their pro rata share of interest earned or income generated thereon, if provided for in the Subscription Receipt Agreement, all as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares, warrants and or debt securities may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the subscription receipts without the consent of the holders of the subscription receipts to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not materially and adversely affect the interests of the holders of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us a specified number of Common Shares, as applicable, at a future date or dates.

The price per Common Share and the number of Common Shares, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we may determine.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, or debt obligations of third parties, including U.S. treasury securities or obligations of the subsidiaries, securing the holders' obligations to purchase the Common Shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require the Company to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

Holders of share purchase contracts are not shareholders of HIVE. The particular terms and provisions of share purchase contracts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such share purchase contracts. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares, as applicable, and the nature and amount of those securities, or the method of determining those amounts; (ii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iii) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares; (iv) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (v) the date or dates on which the sale or purchase must be made, if any; (vi) whether the share purchase contracts will be issued in fully registered or global form; (vii) the material Canadian federal income tax consequences of owning, holding and disposing of the share purchase contracts; (viii) the material U.S. federal income tax consequences of owning, holding and disposing of the share purchase contracts; and (ix) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a stock exchange.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada, that it will not distribute share purchase contracts that, according to their terms as described in the applicable prospectus supplement, are "novel" specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless such prospectus supplement containing the specific terms of the share purchase contracts to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the share purchase contracts will be distributed.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

The Company and/or selling securityholders may sell the securities offered by this prospectus (collectively, the "Securities") in one or more of the following ways (or in any combination thereof) from time to time:

   to or through agents, dealers or underwriters;
   directly to one or more purchasers;
   through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
   through an exchange distribution in accordance with the rules of the applicable exchange;
   by pledge to secure debts and other obligations;
   through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
   through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
   through privately negotiated transactions;
   through a combination of any of these methods; or
   through any other method permitted pursuant to applicable law.

Each prospectus supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, the purchase price or prices of the Securities (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed an "at-the-market offering" as defined under Rule 415 promulgated under the Securities Act), and the proceeds to the Company from the sale of the Securities. The volume and timing of any "at-the-market offerings" will be determined at the Company's sole discretion.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a reasonable effort to sell all of the Securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Underwriters, dealers and agents who participate in the distribution of the Securities may be deemed to be underwriters, and any commissions received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting commissions under the U.S. Securities Act.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or the selling securityholders or others to settle such sales and may use securities received from us to close out any related short positions. We or the selling securityholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

Unless otherwise specified in the relevant prospectus supplement, in connection with any offering of Securities, other than an "at-the-market distribution", the underwriters, dealers or agents who participate in the distribution of Securities may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter involved in an "at-the-market distribution", no affiliate of such an underwriter and no person or company acting jointly or in concert with such an underwriter may over-allot Common Shares in connection with the distribution or may effect any other transactions that are intended stabilize or maintain the market price of the Common Shares in connection with an "at-the-market distribution" including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Company's securities offered thereunder.

The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

LEGAL MATTERS

Certain legal matters related to the Company's securities offered by this prospectus will be passed upon on the Company's behalf by MLT Aikins LLP, with respect to matters of Canadian law. Certain legal matters relating to United States law related to the Company's securities offered by this prospectus will be passed upon on behalf of the Company by Kavinoky Cook, LLP. In addition, certain legal matters in connection with any offering of securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

EXPERTS

The audited consolidated financial statements for the fiscal years ended March 31 2026, 2025 and 2024 and management's assessment of the effectiveness of internal control over financial reporting as March 31, 2026 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Davidson & Company LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar of the Company is Computershare Investor Services Inc. with its principal offices in Vancouver, British Columbia and Toronto, Ontario.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of British Columbia. Substantially all of our assets are located outside the United States. In addition, several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States; or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

HIVE DIGITAL TECHNOLOGIES LTD.

Common Shares

Warrants

Subscription Receipts

Units

Debt Securities

Share Purchase Contracts

PROSPECTUS

June 16, 2026

PROSPECTUS SUPPLEMENT

(To prospectus dated June 16, 2026)

New Issue

June 16, 2026

HIVE DIGITAL TECHNOLOGIES LTD.

Up to US$300,000,000

Common Shares

HIVE Digital Technologies Ltd. (the "Company," "HIVE," or "we") entered into an equity distribution agreement dated November 25, 2025, and subsequently amended and restated as of June 16, 2026 (the "Distribution Agreement") with Keefe, Bruyette & Woods, Inc., Cantor Fitzgerald & Co., Canaccord Genuity LLC, Roth Capital Partners LLC, B. Riley Securities, Inc., Northland Securities, Inc., and Rosenblatt Securities Inc. (the collectively, the "U.S. Agents"), Stifel Nicolaus Canada Inc.,  Cantor Fitzgerald Canada Corporation, Canaccord Genuity Corp. and Roth Canada, Inc. (collectively, the "Canadian Agents" and together with the U.S. Agents, the "Agents") pursuant to which the Company may offer and sell (the "Offering") up to US$300,000,000 of Common Shares (each Common Share to which this prospectus supplement relates, an "Offered Share"), from time to time to or through the Agents, acting as agent or principal, in accordance with the terms of the Distribution Agreement. This prospectus supplement, together with the accompanying base prospectus (the "prospectus"), relates to the Common Shares that may be offered and sold under the Distribution Agreement.

We had previously filed a prospectus supplement, dated November 25, 2025, relating to the offer and sale of the Common Shares under the Distribution Agreement, having an aggregate offering price of up to $300,000,000 (the "prior prospectus supplement"). As of the date of this prospectus supplement, we have sold Common Shares at varying prices, generating an aggregate amount of $85,303,977 of gross proceeds pursuant to the prior prospectus supplement under the Distribution Agreement. Offered Shares having an aggregate offering price of up to $214,696,023 remain unsold under the Distribution Agreement and may be sold under this prospectus supplement and the accompanying base prospectus included herein. This prospectus supplement replaces and supersedes the prior prospectus supplement in its entirety.

Sales of Common Shares, if any, under this prospectus supplement and the accompanying prospectus, are anticipated to be made in transactions that are deemed to an "at-the-market offering" as defined in Rule 415 under the United States Securities Act of 1933, as amended (the "U.S. Securities Act" or the "Securities Act"), including sales made directly on the Nasdaq or on any other existing trading market for the Common Shares, or as otherwise agreed between the Agents and us.

The Offering is being made concurrently in Canada under the terms of an amended and restated prospectus supplement to a short form base shelf prospectus dated October 31, 2025, in transactions that are anticipated to be deemed "at-the-market distributions" as defined in National Instrument 44-102 - Shelf Distributions ("NI 44-102"). Neither this prospectus supplement nor the accompanying prospectus to which it relates constitutes a prospectus under Canadian securities laws and therefore does not qualify the securities offered hereunder in Canada.

The Offered Shares will be distributed at the market prices prevailing at the time of the sale of such Offered Shares. As a result, prices at which Offered Shares are sold in the Offering may vary as between purchasers and during the period of any distribution.

There is no minimum amount of funds that must be raised under the Offering. This means that the Offering may terminate after only raising a portion of the Offering amount set out above, or none at all. See "PLAN OF DISTRIBUTION."

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of the Province of British Columbia, most of the officers and directors are not residents of the United States, that some or all of the Agents or experts named in this prospectus supplement and in the accompanying prospectus to which it relates are not residents of the United States, and that a substantial portion of the assets of the Company and such persons are located outside the United States. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC" OR THE "COMMISSION") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE COMMON SHARES NOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The Company will pay the Agents compensation for their services in connection with the sale of the Offered Shares pursuant to the Distribution Agreement of up to 3.0% of the gross sales price per Offered Share sold pursuant to the Offering.

No underwriter or agent of the at-the-market distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under this prospectus supplement, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

Investment in the Common Shares is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus supplement, the accompanying prospectus to which it relates and in the documents incorporated by reference as well as the information under the heading "CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS" and consider such risks and information in connection with an investment in the securities. See the "RISK FACTORS" section of the accompanying prospectus and in this prospectus supplement.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, the United States, or who are resident in Canada may not be described fully herein. Purchasers of the Offered Shares should read the tax discussion contained in this prospectus supplement and consult their tax advisors with respect to their own particular circumstances. See "CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS", "CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS" and "RISK FACTORS".

The Company's head office is located at Suite 128, 7900 Callaghan Road, San Antonio, Texas, 78229, United States of America and its registered office is located at Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3.

The Common Shares are listed for trading on the Nasdaq Capital Market Exchange ("Nasdaq") and the Toronto Stock Exchange (the "TSX") under the symbol "HIVE." On June 15, 2026, being the last complete trading day prior to the date hereof, the closing price of the Common Shares on the TSX was C$5.53. On June 15, 2026, being the last complete trading day on Nasdaq prior to the date hereof, the closing price of the Common Shares on Nasdaq was $3.96. The Company has submitted a notification of listing to list the Offered Shares on Nasdaq and has received conditional approval to list the Offered Shares on the TSX. Listing on Nasdaq and the TSX will be subject to the Company fulfilling all of the listing requirements of Nasdaq and the TSX, respectively.

Keefe, Bruyette & Woods A Stifel Company			Cantor

Canaccord Genuity	Roth Capital Partners	B. Riley Securities, Inc.	Northland Capital Markets	Rosenblatt

The date of this prospectus supplement is June 16, 2026.

PROSPECTUS SUPPLEMENT

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IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities the Company is offering and also adds to and updates certain information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a "shelf" registration process. The accompanying prospectus provides more general information, some of which may not apply to the Offered Shares offered hereunder. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purposes of the Offering constituted by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC as a "well-known seasoned issuer" as defined in Rule 405 of the U.S. Securities Act, using the "shelf" registration process.

Before buying any of the securities that we are offering, you should carefully read both this prospectus supplement and the accompanying prospectus with all of the information incorporated by reference in this prospectus supplement, as well as the additional information described under the heading "Where You Can Find More Information" and "Documents Incorporated by Reference." These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Purchasers should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus to which it relates. Neither the Company nor the Agents have authorized any other person to provide purchasers with additional or different information. If anyone provides purchasers with different or inconsistent information, such purchasers should not rely on it. The Company is offering to sell, and seeking offers to buy, these securities only in jurisdictions where offers and sales are permitted. Purchasers should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information the Company has previously filed with the securities regulatory authority in each of the provinces and territories of Canada that is incorporated herein and in the accompanying prospectus by reference, is accurate as of their respective dates only. The Company's business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement shall not be used by anyone for any purpose other than in connection with the Offering. The Company does not undertake to update the information contained or incorporated by reference herein or in the accompanying prospectus, except as required by applicable securities laws. Information contained on, or otherwise accessed through, the Company's website shall not be deemed to be a part of this prospectus supplement or the accompanying prospectus and such information is not incorporated by reference herein or therein.

References in this prospectus supplement to "HIVE", "we", "us" or "our" refer to the Company and its wholly-owned subsidiaries, unless the context indicates otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and documents incorporated by reference herein contain forward-looking statements within the meaning of applicable securities law that relate to the Company's current expectations and views of future events. In some cases, these forward-looking statements can be identified by words or phrases such as "may", "might", "will", "expect", "anticipate", "forecast", "estimate", "intend", "plan", "indicate", "seek", "believe", "predict" or "likely", or the negative of these terms, or other similar expressions intended to identify forward-looking statements. The Company has based these forward-looking statements on its current expectations and projections about future events and financial trends that it believes might affect its financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things, statements relating to:

S-ii

• the intention of the Company to complete any offering of the Offered Shares on the terms and conditions described herein and the aggregate amount of the total proceeds that the Company will receive pursuant to the Offering;

• the expenses of the Offering;

• the future price of cryptocurrencies, such as Bitcoin, and the other types of digital assets which HIVE may obtain, hold and/or trade as a result of its business operations;

• the Company's intended use of net proceeds from the sale of its securities;

• the number of securities the Company intends to issue;

• the future pricing for services and solutions in the businesses of the Company and its subsidiaries;

• the liquidity and market price of the Common Shares;

• the Company's expectations regarding the sufficiency of its capital resources and requirements for additional capital;

• currency fluctuations;

• the expected annualized run-rate revenue of the high-performance computing ("HPC") line of operations;

• changes to governmental laws and regulations;

• the plans for, and progress of, the Company's existing and planned data centers; and

• effects of any disease or illness or other widespread health concern, pandemic, epidemic or outbreak of illness that affects local, national or international economies.

These forward-looking statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as "seek", "anticipate", "plan", "continue", "estimate", "expect", "may", "will", "project", "predict", "potential", "targeting", "intend", "could", "might", "should", "believe", "future", "continue" or similar expressions or the negatives thereof.

By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes the expectations reflected in those forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this prospectus should not be unduly relied upon. These statements speak only as of the date of this prospectus supplement.

The forward-looking statements in this document are based on what the Company currently believes are reasonable assumptions, including the material assumptions set out in the Annual Report on Form 10-K and management discussion and analysis and press releases of the Company (such documents are available under the Company's SEDAR+ profile at www.sedarplus.ca or in the United States through EDGAR at the website of the SEC at www.sec.gov). Other material factors or assumptions that were applied in formulating the forward-looking statements contained herein include or relate to the following:

S-iii

• the business and economic conditions affecting the Company's operations in their current state, including, general levels of economic activity, regulations, taxes and interest rates;

• information about the Company's use and profitability of the Company's computing power, including the Company's ability to profitably sell computing power to cryptocurrency mining pool operators;

• the Company's ability to successfully acquire and maintain required regulatory licenses and qualifications;

• historical prices of cryptocurrencies;

• the emerging cryptocurrency and blockchain markets and sectors;

• the Company's ability to maintain good business relationships;

• the Company's ability to manage and integrate acquisitions;

• the Company's ability to identify, hire and retain key personnel;

• the Company's ability to raise sufficient debt or equity financing to support the Company's continued growth;

• the technology, proprietary and non-proprietary software, data and intellectual property of the Company and third parties in the cryptocurrencies and digital asset sector is able to be relied upon to conduct the Company's business;

• the Company does not suffer a material impact or disruption from a cybersecurity incident, cyber-attack or theft of digital assets;

• the Company's continued maintenance and development of data center facilities;

• continued growth in usage and in the blockchain for various applications;

• continued development of a stable public infrastructure, with the necessary speed, data capacity and security required to operate blockchain networks;

• the absence of adverse regulation or law;

• the absence of material changes in the legislative, regulatory or operating framework for the Company's existing and anticipated business;

• development of a new HPC business, the Company's strategic partnerships;

• the cost of energy in each of the jurisdictions where we conduct mining and/or high-performance computing operations;

• the Company's management of its trading operations from Bermuda;

• the Company's plans to expand its facilities and commercial operations in Paraguay; and

• projected growth and estimates for the HPC business.

Inherent in forward-looking statements are risks, uncertainties and other factors beyond the Company's ability to predict or control. Some of the risks that could cause outcomes and results to differ materially from those expressed in the forward-looking statements include the risk factors discussed in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 (the "Annual Report"), and in any subsequently filed subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

S-iv

The forward-looking statements contained in this prospectus supplement and the accompanying prospectus are expressly qualified by this cautionary statement. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

S-v

SUMMARY

This summary contains basic information about us and this offering. This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement or the accompanying base prospectus. This summary is not complete and may not contain all of the information that may be important to you and that you should consider before deciding whether or not to invest in our securities. For a more complete understanding of HIVE and this offering, you should carefully read this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference herein and therein, in their entirety.

The Company

Name, Address and Incorporation

The Company was incorporated in the Province of British Columbia on June 24, 1987, under the Business Corporations Act (British Columbia) (the "BCBCA") under the name "Carmelita Petroleum Limited". The Company changed its name first on September 26, 1996, to "Carmelita Resources Limited", then on July 4, 2000, to "Pierre Enterprises Ltd.", then on February 1, 2011, to "Leeta Gold Corp.", then on September 15, 2017, to "HIVE Blockchain Technologies Ltd." and finally on July 12, 2023, to "HIVE Digital Technologies Ltd."

The Company's head office is located at Suite 128, 7900 Callaghan Road, San Antonio, Texas, 78229, United States of America, and the Company's registered office is located at Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3.

The Company's Common Shares are listed for trading on the Nasdaq and on the TSX under the symbol "HIVE."

The table below lists the principal subsidiaries of the Company as of the date hereof.

Name	Jurisdiction	Assets Held
HIVE Blockchain Switzerland AG	Switzerland	Cryptocurrency inventory
HIVE Digital Data Ltd.	Bermuda	Cryptocurrency inventory
Bikupa Datacenter AB	Sweden	Computer equipment
Bikupa Datacenter 2 AB	Sweden	Computer equipment
Bikupa Real Estate AB	Sweden	Real estate
W3X S.A.	Paraguay	Substation, land, buildings and computer equipment
ZUNZ S.A.	Paraguay	Substation, land, buildings and computer equipment
9376-9974 Québec Inc.	Québec	Computer equipment
HIVE Atlantic Datacentres Ltd.	New Brunswick	50 MW substation, 30 MW substation, land, buildings and computer equipment
BUZZ Performance Computing Ltd.	Bermuda	HPC software products
HIVE Performance Cloud Inc.	Canada	Computer equipment

Summary Description of the Business

The Company operates in two segments: (a) the provision of data server facilities for the purposes of generating computational power, namely Hashrate which can be sold to mining pools or used in support of validating transactions on the Bitcoin network and (b) the provision of HPC data centers which can be used by customers for artificial intelligence and graphics rendering, among other things. The Company owns and leases data center facilities in Canada, Sweden and Paraguay that are predominately powered by sustainable energy. The Company provisions computational power at each of these sites and sells this computational power to various third-party aggregators, including mining pools, enterprises supported by AI and other miscellaneous data center applications. HIVE endeavors to position itself as a large-scale provisioner of computational power, diversified in applications and across jurisdictions, powered by renewable energy and operating an efficient corporate structure to minimize costs.

The Company is in the process of diversifying its business by utilizing its fleet of GPU-based cards to build systems that can provide computational power on a large scale. In addition, the Company intends to branch out into the rental of GPU server nodes and clusters via marketplaces and is exploring the development of a new service to be known as BUZZ Cloud. This cloud service is intended to offer users a selection of options to access computing resources ranging from a virtual instance of a single GPU to a bare-metal server equipped with up to 10 GPUs to clusters of multiple servers.

For the purposes of this section:

"Bitcoin" shall refer to the native token of the Bitcoin Network which utilizes the SHA-256 algorithm. Bitcoin is a peer-to-peer payment system and the digital currency of the same name which uses open-source cryptography to control the creation and transfer of such digital currency, with "Bitcoin Network" meaning the network of computers running the software protocol underlying Bitcoin and which network maintains the database of Bitcoin ownership and facilitates the transfer of Bitcoin among parties, and "SHA-256" meaning a cryptographic Hash algorithm. SHA-256 generates an almost-unique 256-bit (32-byte) signature for a text. The most well-known cryptocurrencies that utilize the SHA-256 algorithm are Bitcoin and Bitcoin Cash;

"Blockchain" shall refer to an immutable, decentralized public transaction ledger which records transactions, such as financial transactions in cryptocurrency, in chronological order. Bitcoin and Ethereum are examples of well-known and widely distributed blockchains;

"GPU" shall refer to a graphics processing unit, a programmable logic chip (processor) specialized for display functions and effective at solving digital currency hashing algorithms;

"Hash" shall refer to the output of a hash function, i.e. the output of the fundamental mathematical computation of a particular cryptocurrency's computer code which miners ("Miners") execute, and "Petahash" and "Exahash" or "PH" and "EH" mean, respectively, 1x1015 Hashes and 1x1018 Hashes; and

"Hashrate" shall refer to a measure of mining power whereby the expected income from mining is directly proportional to a Miner's hashrate normalized by the total hashrate of the network.

Sites	Operational Hashrate	Installed Hashrate - Optimized 3	Installed Hashrate - Stock 4	MW Utilized	MW Capacity Available
New Brunswick, Canada owned facility 2	2,382 PH/s	2,464 PH/s	3,115 PH/s	37.2 MW	70.0 MW
Quebec, Canada leased facility	1,349 PH/s	1,513 PH/s	1,525 PH/s	33.6 MW	34.5 MW
Boden, Sweden leased facility	1,313 PH/s	1,609 PH/s	1,680 PH/s	11.6 MW	32.0 MW
Boden 2, Sweden owned facility	0 PH/s	0 PH/s	0 PH/s	0.0 MW	7.0 MW
Notviken, Sweden leased facility	30 PH/s	36 PH/s	52 PH/s	0.6 MW	1.5 MW
Yguazu, Paraguay owned facility	12,100 PH/s	12,125 PH/s	12,133 PH/s	193.4 MW	200.0 MW
Valenzuela, Paraguay owned facility	6,809 PH/s	6,705 PH/s	6,667 PH/s	103.3 MW	107.0 MW
Toronto, Canada owned facility	66 PH/s	66 PH/s	71 PH/s	1.0 MW	5.5 MW
Quebec City, Canada hosted facility 1	N/A	N/A	N/A	0.7 MW	0.7 MW
Montreal, Canada hosted facility 1	N/A	N/A	N/A	1.4 MW	1.4 MW
Stockholm, Sweden hosted facility 1	N/A	N/A	N/A	0.8 MW	0.8 MW
Manitoba, Canada hosted facility 1	N/A	N/A	N/A	1.0 MW	4.0 MW
Total	24,049 PH/s	24,518 PH/s	25,243 PH/s	384.6 MW	464.4 MW

1 Data center used for HPC / AI compute only.

2 Includes approximately 115 PH/s of BTC equivalent hashrate.

3 Installed Hashrate - Optimized: The hashrate of all installed ASICs based on their current operating configuration, whether stock settings or a modified operating mode.

4 Installed Hashrate - Stock: The hashrate of all installed ASICs based on their stock configuration.

THE OFFERING

Issuer:	HIVE Digital Technologies Ltd.

Common Shares offered by us:

Shares having an aggregate offering price of up to $300,000,000. Since November 25, 2025 through June 16, 2026 we have sold a total of 29,210,648 Common Shares at varying prices, generating an aggregate of $85,303,977 of gross proceeds. Common Shares having an aggregate offering price of up to $214,696,023 remain unsold under the Distribution Agreement and may be sold under this prospectus supplement and the accompanying base prospectus included herein.

Common Shares outstanding immediately prior to this offering:	270,437,030

Plan of Distribution:

Sales of our Common Shares, if any, under this prospectus supplement and the accompanying prospectus to which it relates may be made by any method permitted by law deemed to be an "at-the-market" offering as defined in Rule 415 of the U.S. Securities Act or as otherwise agreed between us and the Agents. See "Plan of Distribution."

Use of Proceeds:

We intend to use the net proceeds from the sale of our securities for general corporate and working capital requirements, including to fund ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, to complete future acquisitions, including procuring cryptocurrency mining equipment and acquiring or expanding facilities to build out our planned HPC network and to operate the servers and computer equipment. See "Use of Proceeds"

Risk Factors:

Investing in our Common Shares involves a high degree of risk. Prospective investors should carefully consider the matters discussed under the caption entitled "Risk Factors" on page S-5 of this prospectus supplement and in the documents incorporated by reference herein, our future periodic reports as well as the other information contained or incorporated by reference in this prospectus supplement, before making a decision to invest in our Common Shares.

Trading Symbol:	Our Common Shares trade on the Nasdaq Capital Market and on the TSX under the symbol "HIVE".

The number of outstanding Common Shares shown above is based on 270,437,030  Common Shares outstanding as of June 16, 2026, and excludes the following:

• 2,634,200 Common Shares issuable upon the exercise of outstanding Options at a weighted average exercise price of C$6.11

• 13,364,887  Common Shares issuable upon the conversion of outstanding RSUs;

• 44,747,082 Common Shares issuable upon the conversion of convertible debentures outstanding at a conversion price of $2.57; and

• 3,004,375 Common Shares reserved for issuance on exercise of 3,004,375  issued and outstanding Common Share purchase warrants of the Company with a weighted average exercise price of C$5.96, for a total of 334,187,574 Common Shares on a fully-diluted basis.

DOCUMENTS INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus supplement by reference. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information included or incorporated by reference in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below.

• Our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on June 2, 2026 (the "Annual Report");

• Our Current Reports on Form 8-K filed with the SEC on June 2, 2026, May 19, 2026, May 12, 2026, May 7, 2026 and April 22, 2026 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus supplement);; and

• The description of our Common Shares contained in Exhibit 4.1 of our Annual Report, and any amendment or report filed for the purpose of updating such description

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities under this prospectus shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that is incorporated by reference into this prospectus supplement, but not delivered with this prospectus supplement (other than exhibits to those documents unless such exhibits are specially incorporated by reference in those documents), at no cost, by writing to or telephoning us at the following address: Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of HIVE at Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3 (Telephone (604) 664-1078) Attn: Chief Financial Officer.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

References to the Company's website in any documents that are incorporated by reference into this prospectus supplement do not incorporate by reference the information on such website into this prospectus supplement, and we disclaim any such incorporation by reference.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The high, low, average and closing rates for the US dollar in terms of Canadian dollars for each of the financial periods indicated below, as quoted by the Bank of Canada, were as follows:

	Year ended March 31, 2026	Year ended March 31, 2025

High	1.4348	1.4603
Low	1.3515	1.3460
Average	1.3820	1.3913
Closing	1.3939	1.4376

On June 15, 2026 the daily exchange rate for the US dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was $1.00 = C$1.3982.

RISK FACTORS

Investing in the Company's securities is speculative and involves a high degree of risk due to the nature of the Company's business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially and adversely affect the Company's future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business or financial results, each of which could cause purchasers of the Company's securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect the Company's business, financial condition, results of operations and prospects. You should also refer to the risk factors and other information set forth or incorporated by reference in the prospectus supplement and the accompanying prospectus, including risk factors in our then-most recent Annual Report on Form 10-K, any updates to those risk factors in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K incorporated by reference in this prospectus. A prospective investor should carefully consider the risk factors set out below along with the other matters set out or incorporated by reference in this prospectus supplement.

Discussions of certain risks affecting the Company in connection with the Company's business are provided in our annual and interim disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this prospectus supplement.

General Risk Factors

Passive foreign investment company status

Generally, if for any taxable year, 75% or more of our gross income is passive income, or at least 50% of the average quarterly value of our assets are held for the production of, or produce, passive income, we would be characterized as a PFIC for U.S. federal income tax purposes. For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income includes, among other things, dividends, interest, certain non-active rents and royalties, net gains from the sale or exchange of property producing such income and net foreign currency gains. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities and other assets that may produce passive income.

The determination as to whether a non-U.S. corporation is a PFIC is a factual determination made on an annual basis after the close of each taxable year. This determination is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on, among other things, the composition of the non-U.S. corporation's income, expenses and assets, as well as the relative value of its assets (which may fluctuate with the non-U.S. corporation's market capitalization), from time to time and the nature of its activities. While not free from doubt, the Company does not believe it was a PFIC for 2025 and does not expect to be a PFIC for 2026; however, PFIC status is determined annually, and whether the Company will be a PFIC for any year is uncertain. Moreover, the application of the PFIC rules to digital assets and to Bitcoin in particular as well as transactions related thereto is subject to uncertainty. Accordingly, there can be no assurance that the Company will not be classified as a PFIC for the current taxable year or for any future taxable year. If we are a PFIC for any taxable year during which a U.S. person holds our Common Shares, we would continue to be treated as a PFIC with respect to that U.S. person for such taxable year and, unless the U.S. person makes certain elections, for future years even if we cease to be a PFIC. If we are characterized as a PFIC, U.S. holders of our Common Shares may suffer adverse U.S. federal income tax consequences, including the treatment of all or a portion of any gains realized on the sale of our Common Shares as ordinary income, rather than as capital gain, the loss of the preferential income tax rate applicable to dividends received on our Common Shares by individuals who are U.S. holders, the addition of interest charges to the tax on such gains and certain distributions and required compliance with certain reporting requirements. A U.S. shareholder of a PFIC generally may mitigate certain of these adverse U.S. federal income tax consequences by making a Qualified Electing Fund ("QEF") election or a mark-to-market election. However, we do not intend to provide the information necessary for U.S. Holders to make QEF elections if we are classified as a PFIC.

Prospective U.S. Holders contemplating an investment in the Offered Shares are urged to consult their tax advisors regarding the Company's status as a PFIC and the U.S. federal income tax consequences that may apply if the Company is determined to be a PFIC in any taxable year.

Risks Related to the Offering of Securities

Discretion over use of proceeds

The Company intends to allocate the net proceeds it will receive from an offering as described under "USE OF PROCEEDS" in this prospectus supplement and the accompanying prospectus; however, the Company will have discretion in the actual application of the net proceeds. The Company may elect to allocate the net proceeds differently from that described in "USE OF PROCEEDS" in this prospectus supplement or the accompanying prospectus if the Company believes it would be in the Company's best interests to do so. The Company's investors may not agree with the manner in which the Company chooses to allocate and spend the net proceeds from an offering. The failure by the Company to apply these funds effectively could have a material adverse effect on the business of the Company.

Unallocated proceeds of the Offering

As discussed in "USE OF PROCEEDS", the net proceeds from the Offering will be used for general corporate purposes, working capital needs and capital expenditures. Accordingly, the Company's management will have broad discretion concerning the use of the net proceeds of the Offering as well as the timing of their expenditures, and there can be no assurance as to how the funds will be allocated. The failure by the Company's management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company's business and cause the price of the Common Shares to decline. Pending their use, the Company may invest the net proceeds from the Offering in a manner that does not produce income or that loses value.

The actual number of Common Shares we will issue under the Distribution Agreement and the net proceeds from this Offering, at any one time or in total, is uncertain.

Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Agents at any time throughout the term of the Distribution Agreement. The number of Offered Shares that are sold by the Agents after delivering a sales notice, and the net proceeds received by us from this Offering, will fluctuate based on a number of factors, including the market price of the Common Shares during the sales period, demand for our Common Shares during the sales period and, with respect to sales by the Agents, volume and price limits we set with the Agents because the price per Offered Share sold will fluctuate based on the market price of Common Shares during the sales period, it is not possible at this stage to predict the number of Offered Shares that will be ultimately issued in this Offering, if any.

Dilution

The number of Common Shares that the Company is authorized to issue is unlimited. The Company may, in its sole discretion, as part of future offerings, issue additional Common Shares and/or securities convertible into or exercisable for Common Shares from time to time subject to the rules of any applicable stock exchange on which the Common Shares are then listed and applicable securities law. The issuance of any additional Common Shares and/or securities convertible into or exercisable for Common Shares may have a dilutive effect on the interests of holders of the Company's Common Shares. If proceeds of the Offering are used to pay down existing indebtedness, the Offering may result in substantial dilution on a per Common Share basis to the Company's net income and certain other financial measures used by the Company.

Return on investment is not guaranteed

There can be no assurance regarding the amount of income to be generated by the Company. Common Shares are equity securities of the Company and are not fixed income securities. Unlike fixed income securities, there is no obligation of the Company to distribute to shareholders a fixed amount or any amount at all, or to return the initial purchase price of the Common Shares on any date in the future. The market value of the Common Shares may deteriorate if the Company is unable to generate sufficient positive returns, and that deterioration may be significant.

Trading price of Common Shares and volatility

In recent years, the securities markets in the United States and Canada, have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price that have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur, and the trading price of the Company's shares may be subject to large fluctuations and may decline below the price at which an investor acquired its shares. The trading price may increase or decrease in response to a number of events and factors, which may not be within the Company's control nor be a reflection of the Company's actual operating performance, underlying asset values or prospects. Accordingly, investors may not be able to sell their securities at or above their acquisition cost.

Market discount

The price of the Common Shares will fluctuate with market conditions and other factors. If a shareholder sells its Common Shares, the price received may be more or less than the original investment. The Common Shares may trade at a discount from their book value.

Difficulty for United States investors to effect service of process on the Company or to obtain judgements in the United States.

The Company is incorporated under the laws of the Province of British Columbia, most of the Company's officers and directors are not U.S. residents, and all or a substantial portion of the assets of the Company or the foregoing persons are located outside of the U.S. Consequently, it may be difficult for United States investors to effect service of process within the United States upon us or upon such persons who are not residents of the United States, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under United States securities laws. A judgment of a United States court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the United States court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of such persons or us predicated solely upon such civil liabilities.

Classification of Bitcoin as an investment security

The SEC and its staff have taken the position that certain digital assets fall within the definition of a "security" under the U.S. federal securities laws. Although public statements by senior officials and the staff of the SEC indicate that the SEC does not intend to take the position that Bitcoin is a security, such statements are not official policy statements by the SEC and reflect only the speakers' views, which are not binding on the SEC or any other agency or court. Furthermore, the SEC's views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the recent views of the SEC and its staff.

The classification of Bitcoin as a security by the SEC could result in the Company being deemed to be an "investment company" under the U.S. Investment Company Act. Classification as an investment company under the U.S. Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time-consuming, restrictive and would require a restructuring of the Company's operations, and the Company would be very constrained in the kind of business it could do as a registered investment company. Further, the Company would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the U.S. Investment Company Act regime. The cost of such compliance would result in the Company incurring substantial additional expenses, and may have materially adverse impact on the Company's ability to conduct business.

Forward looking statements

Some statements contained in this prospectus supplement are not historical facts, but rather are forward looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Without limiting the generality of the foregoing, such risks and uncertainties include interpretation of results, accidents, equipment breakdowns, labour disputes or other unanticipated difficulties with or interruptions in production, delays in development activities, political risks, the inherent uncertainty or production fluctuations and failure to obtain adequate financing on a timely basis.

Other risks.

Prospective purchasers should carefully consider the risks disclosed in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus to which it relates (including subsequently filed documents incorporated by reference), including the risk factors disclosed in the base shelf prospectus under "Risk Factors". If any such risk occurs, the Company's business, prospects, financial condition, financial performance and cash flows could be materially adversely impacted. In that case, our Common Shares could decline in value and purchasers could lose all or part of their investment. There is no assurance that any risk management steps taken by the Company will avoid future  losses due to the occurrence of such risks or other unforeseen risks.

USE OF PROCEEDS

The net proceeds from the Offering are not determinable in light of the nature of the distribution. The net proceeds of any given distribution of Offered Shares will represent the gross proceeds after deducting the applicable compensation payable to the Agents under the Distribution Agreement and the expenses of the distribution. The Company intends to use the net proceeds from the sale of our securities for general corporate and working capital requirements, including to fund ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, to complete future acquisitions, including procuring cryptocurrency mining equipment and acquiring or expanding facilities to build out its planned HPC network and to operate the servers and computer equipment. See "PLAN OF DISTRIBUTION".

Although the Company intends to apply the net proceeds to the objectives set forth above, there may be circumstances where, for business reasons, a reallocation of funds may be deemed prudent or necessary, and the ultimate use of proceeds from the Offering may vary materially from that set forth above. Accordingly, those and other factors may result in management of the Company exercising discretion in applying the net proceeds from the sale of Offered Shares. See "RISK FACTORS - General Risk Factors - Discretion over use of proceeds."

DESCRIPTION OF COMMON SHARES

Overview

The authorized capital of the Company consists of an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value. As of the date hereof, there are 270,437,030 Common Shares and no preferred shares issued and outstanding.

In addition, as of the date of this Prospectus, there were: (i) 2,634,200 Common Shares issuable upon the exercise of outstanding stock options of the Company ("Options") at a weighted average exercise price of C$6.11; (ii) 13,364,887 Common Shares issuable upon the conversion of outstanding restricted share units of the Company ("RSUs"); (iii) 44,747,082 Common Shares issuable upon the conversion of convertible debentures outstanding at a conversion price of $2.57; and (iv) 3,004,375 Common Shares reserved for issuance on exercise of 3,004,375 issued and outstanding Common Share purchase warrants of the Company with a weighted average exercise price of C$5.96, for a total of 334,187,574 Common Shares on a fully-diluted basis.

See "DESCRIPTION OF THE SHARE CAPITAL - COMMON SHARES" in the base shelf prospectus for a detailed description of our Common Shares.

DILUTION

If you invest in our Common Shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per Common Share in this offering and the as-adjusted net tangible book value per Common Share immediately after this offering.

As of March 31, 2026, we had net tangible book value of approximately $518.million, or $2.00 per Common Share, based upon 259,348,106 of our Common Shares outstanding as of that date. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our Common Shares. Net tangible book value does not include the value of intangible assets, such as the value of any Bitcoin held by us. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our Common Shares in this offering and the net tangible book value per share of our Common Shares immediately after this offering.

After giving effect to the sale of our Common Shares in the aggregate amount of $214,696,023 (being the amount remaining unsold under the Distribution Agreement) at an assumed public offering price of $3.96 per share, the last reported sale price on Nasdaq on June 15, 2026, and after deducting commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of June 15, 2026 would have been approximately $726.7 million or approximately $2.32 per share of Common Shares. This represents an immediate increase in as-adjusted net tangible book value of $0.32 per share to our existing shareholders and an immediate dilution of $1.64 per share to investors participating in this offering at the assumed public offering price.

Dilution per share to new investors is determined by subtracting net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution to new investors:

Assumed public offering price per share		$3.96
Net tangible book value per share as of March 31, 2026	$2.00
Increase in net tangible book value per share attributable to this offering	$0.32
As-adjusted net tangible book value per share after giving effect to this offering		$2.32
Dilution in net tangible book value per share to investors in this offering		$1.64

The table above assumes for illustrative purposes that an aggregate of $214,696,023 in shares of our Common Shares (being the amount remaining unsold under the Offering as of the date hereof) are sold at a price of $3.96 per share, the last reported sale price of our Common Shares on Nasdaq on June 15, 2026. The shares sold in this offering, if any, will be sold from time to time at various prices. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The information discussed above is illustrative only and will adjust based on the actual public offering prices and other terms of this offering determined at the time of sale.

The table and discussion above are based on 259,348,106 shares of our Common Shares outstanding as of March 31, 2026, and excludes:

• 2,634,200 Common Shares issuable upon the exercise of outstanding Options at a weighted average exercise price of C$6.11;

• 15,152,762 Common Shares issuable upon the conversion of outstanding RSUs; and

• 3,004,375 Common Shares reserved for issuance on exercise of 3,004,375 issued and outstanding Common Share purchase warrants of the Company with a weighted average exercise price of C$5.96, for a total of 280,149,443 Common Shares  on a fully-diluted basis.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or forfeiture of options, no grant of equity awards and no vesting and settlement of the outstanding restricted stock units, deferred stock units and performance stock units described above.

To the extent that any options or warrants are exercised, any restricted stock units, deferred stock units or performance stock units vest and are settled, new equity awards are issued under our equity incentive plans, or we otherwise issue additional shares of our Common Shares in the future (including shares issued in connection with strategic and other transactions), there will be further dilution to new investors.

We expect to continue to raise capital when and as needed and at the time and in the manner most advantageous to us. To the extent that additional capital is raised through the sale of equity, equity-linked, convertible debt securities or other securities that are exercisable for, or convertible into, shares of our Common Shares, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement, dated November 25, 2025, and subsequently amended and restated as of June 16, 2026 (the "Distribution Agreement") with Keefe, Bruyette & Woods, Inc., Cantor Fitzgerald & Co., Canaccord Genuity LLC, Roth Capital Partners LLC, B. Riley Securities, Inc., Northland Securities, Inc., and Rosenblatt Securities Inc. (the "U.S. Agents"), Stifel Nicolaus Canada Inc., Cantor Fitzgerald Canada Corporation, Canaccord Genuity Corp. and Roth Canada, Inc. (the "Canadian Agents" and, collectively together with the U.S. Agents, the "Agents") pursuant to which the Company may offer and sell (the "Offering") up to US$300,000,000 of Common Shares in the capital of the company from time to time to or through the Agents, acting as agent or principal, in accordance with the terms of the Distribution Agreement.

As of immediately prior to the filing date of this prospectus supplement, the Company has sold 29,210,648 Common Shares at varying prices, generating an aggregate of $85,303,977 of gross proceeds under the Distribution Agreement. Common Shares having an aggregate offering price of up to $214,696,023 remain unsold under the Distribution Agreement and may be sold under this prospectus supplement and the accompanying base prospectus included herein. This prospectus supplement supersedes and replaces the prior prospectus supplement in its entirety.

Sales, if any, of the Offered Shares in the U.S. may be made in sales deemed to be "at-the-market offerings" as defined in Rule 415(a)(4) promulgated under the Securities Act, including by means of ordinary brokers' transactions, to or through a market maker, on or through Nasdaq or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions (including block transactions), or through a combination of any such methods of sale as otherwise agreed by the Company and the Agents.

Sales of the Offered Shares in Canada, if any, will be made in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102.The Offering is being made in the United States under the terms of the Company's registration statement on Form S-3, as supplemented by this prospectus supplement and concurrently in Canada under the terms of a prospectus supplement and base short form shelf prospectus.

Subject to the terms and conditions of the Distribution Agreement and upon delivery of a placement notice from the Company to a designated Agent, the Agent will solicit offers to purchase the Offered Shares directly on the TSX, Nasdaq or on any other existing trading market for the Common Shares in Canada or the United States, or as otherwise agreed between the Agents and us. The placement notice will specify the number of Offered Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Offered Shares that may be sold on any one day and any minimum price below which sales may not be made. The Company or the Agent may suspend the offering of the Offered Shares upon notice and subject to other conditions. Subject to the pricing parameters in a placement notice, the Offered Shares will be distributed at the market prices prevailing at the time of the sale of such Offered Shares. As a result, prices may vary between purchasers and during the period of distribution.

Subject to the terms and conditions of the Distribution Agreement, the Agents will use commercially reasonable efforts to sell, consistent with normal trading and sales practices, applicable laws and the applicable rules of the TSX, Nasdaq or any other applicable marketplace within the meaning of National Instrument 21-101 Marketplace Operation of the Canadian Securities Administrators, on our behalf, all of the Offered Shares requested to be sold by the Company.

Either the Company or the Agents may suspend any sale of the Offered Shares being made through the Agents under the Distribution Agreement upon notice to the other party. The Offering pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all of the Offered Shares and (ii) the termination of the Distribution Agreement by the Company or the Agents as provided therein. The Company has the right in its sole discretion to terminate the Distribution Agreement by giving ten days' notice. Each Agent has the right (solely with respect to itself) in its sole discretion to terminate the Distribution Agreement by giving ten days' notice or immediately on the occurrence of certain events.

The Company will pay the Agents compensation for their services in connection with the sale of the Offered Shares pursuant to the Distribution Agreement of up to 3.0% of the gross sales price per Offered Share sold pursuant to the Offering, pursuant to the terms of the Distribution Agreement. The Company has also agreed to reimburse the Agents for all of their reasonable and documented expenses in an amount not to exceed $75,000 plus an additional $15,000 for each subsequent fiscal quarter. The remaining sales proceeds, after deducting any expenses payable by us and any transaction or filing fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal the net proceeds to us from the sale of such Offered Shares.

There is no minimum amount of funds that must be raised under the Offering. This means that the Offering may terminate after only raising a small portion of the offering amount set out herein, or none at all. An investor will not be entitled to a return of its investment if only a portion of the disclosed maximum offering amount set out herein is in fact raised.

The Agents will provide written confirmation to us no later than the opening of the trading day immediately following the trading day on which the Agents have made sales of the Offered Shares under the Distribution Agreement. Each confirmation will include the number of Offered Shares sold on such day, the average price of the Offered Shares sold on such day, the aggregate gross proceeds, the commission payable by us to the Agents with respect to such sales and the net proceeds payable to us.

Settlement for sales of the Offered Shares will occur on the first business day (or such earlier day as is agreed by the parties) following the date on which any sales are made. Sales of the Offered Shares will be settled through the facilities of CDS Clearing and Depository Services Inc., The Depository Trust Company, or by such other means as the Company and the Agents may agree.

In connection with the sales of the Offered Shares on our behalf, the Agents may be deemed to be "underwriters" within the meaning of applicable securities legislation, and the compensation paid to the Agents may be deemed to be underwriting commissions or discounts. We have agreed in the Distribution Agreement to provide indemnification and contribution to the Agents against or in respect of, among other things, certain civil liabilities, including liabilities under applicable securities legislation in Canada and the U.S. Securities Act. In addition, we have agreed to pay the reasonable expenses of the Agents in connection with the Offering, pursuant to the terms of the Distribution Agreement.

The Agents and their affiliates will not engage in any transactions to stabilize or maintain the price of the Common Shares in connection with any offer or sales of Common Shares pursuant to the Distribution Agreement, and neither the Agents nor any of their affiliates involved in the distribution and no person or company acting jointly or in concert with the Agents has over-allotted, or will over-allot Common Shares in connection with the distribution or effected, or will effect, any other transactions that are intended to stabilize or maintain the market price of the Common Shares.

The Agents and their affiliates may in the future provide various investment banking, commercial banking and other financial services for the Company and its affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, the Agents will not engage in any market making activities involving the Common Shares while the Offering is ongoing under this prospectus supplement. If the Company or any Agent has reason to believe that the Common Shares are no longer "actively-traded securities" as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, that party will promptly notify the other and sales of Common Shares pursuant to the Distribution Agreement or any terms agreement will be suspended until in the Company's and the Agents' collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

Stifel Nicolaus Canada Inc., Cantor Fitzgerald Canada Corporation, Canaccord Genuity Corp. and Roth Canada Inc. are not U.S. registered broker-dealers under Section 15 of the Exchange Act; therefore, to the extent that either of them intends to effect any sales of the securities in the United States, they each will do so through affiliated U.S. registered broker-dealers, in accordance with the applicable U.S. securities laws and regulations, and as permitted by Financial Industry Regulatory Authority regulations.

Keefe, Bruyette & Woods, Inc. Cantor Fitzgerald & Co., Canaccord Genuity LLC, Roth Capital Partners LLC, B. Riley Securities, Inc., Northland Securities, Inc. and Rosenblatt Securities Inc. are not registered to sell securities in any Canadian jurisdiction and, accordingly, will not, directly or indirectly, solicit offers to purchase, sell or distribute the Offered Shares in Canada and will act as an underwriter for us only in respect of the offer, sale and distribution of Offered Shares outside of Canada.

The TSX has conditionally approved the listing of the Offered Shares offered by this prospectus supplement, subject to the Company fulfilling all of the listing requirements of the TSX. The Offered Shares offered by this prospectus supplement will be listed on Nasdaq.

We or the Agents may suspend the Offering upon notice and subject to other conditions.

Selling Restrictions Outside of the United States and Canada

Other than in the United States and Canada, no action has been taken by the Company that would permit a public offering of the Offered Shares pursuant to the Distribution Agreement. in any jurisdiction outside the United States and Canada where action for that purpose is required. The Offered Shares may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Offered Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Offered Shares in any jurisdiction in which such an offer or a solicitation is unlawful.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Tax Act, generally applicable to a holder who acquires, as beneficial owner, Common Shares pursuant to the Offering, and who, for the purposes of the Tax Act and at all relevant times, holds Common Shares as capital property and deals at arm's length and is not affiliated with the Company or any Agent. A holder who meets all of the foregoing requirements is referred to as a "Holder" herein, and this summary only addresses such Holders. Generally, Common Shares will be considered to be capital property to a Holder, provided the Holder does not hold the Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a holder (i) that is a "financial institution", as defined in the Tax Act for the purposes of the mark-to-market rules in the Tax Act, (ii) that is a "specified financial institution", as defined in the Tax Act, (iii) of an interest which is a "tax shelter investment" as defined in the Tax Act, (iv) that has elected to determine its Canadian tax results in a "functional currency" other than the Canadian dollar, (v) that has entered into or will enter into a "derivative forward agreement" or a "synthetic disposition arrangement" with respect to the Common Shares, or (vi) that receives dividends on Common Shares under or as part of a "dividend rental arrangement", as defined in the Tax Act. Any such holder should consult its own tax advisor with respect to an investment in Common Shares.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada and that is or becomes (or does not deal at arm's length with a corporation resident in Canada for purposes of the Tax Act that is, or becomes) as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident person (or a group of non-resident persons that do not deal at arm's length with each other for the purpose of the Tax Act) for purposes of the "foreign affiliate dumping" rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors with respect to the consequences of acquiring Common Shares. In addition, this summary does not address the deductibility of interest by an investor who has borrowed money to acquire the Common Shares.

This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and the Company's understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the "CRA"), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all.

This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or any changes in the CRA's administrative policies and assessing practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax consequences to any Holder are made. Consequently, Holders should consult their own tax advisors with respect to the tax consequences applicable to them, having regard to their own particular circumstances.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares (including dividends, adjusted cost base and proceeds of disposition) must generally be expressed in Canadian dollars. Amounts denominated in any other currency must be converted into Canadian dollars generally based on the exchange rate quoted by the Bank of Canada for the date such amounts arise and in accordance with the detailed rules in the Tax Act. As a result, the amount of dividends required to be included in the income of, and capital gains or capital losses realized by, a Holder may be affected by fluctuations in the Canadian dollar/U.S. dollar exchange rate.

Taxation of Resident Holders

The following portion of this summary applies to Holders (as defined above) who, for the purposes of the Tax Act and any applicable tax treaty or convention, are or are deemed to be resident in Canada at all relevant times (herein, "Resident Holders") and this portion of the summary only addresses such Resident Holders. Certain Resident Holders who might not be considered to hold their Common Shares as capital property may, in certain circumstances, be entitled to have them and any other "Canadian security" (as defined in the Tax Act) be treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Resident Holders contemplating such election should consult their own tax advisors for advice as to whether it is available and advisable in their particular circumstances.

Taxation of Dividends

A Resident Holder will be required to include in computing income for a taxation year any dividends received, or deemed to be received, in the year by the Resident Holder on the Common Shares. In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from "taxable Canadian corporations" (as defined in the Tax Act), including the enhanced gross-up and dividend tax credit provisions where the Company designates a dividend as an "eligible dividend" in accordance with the provisions of the Tax Act. There may be restrictions on the ability of the Company to designate any particular dividend as an "eligible dividend".

A dividend received or deemed to be received by a Resident Holder that is a corporation must be included in computing its income but will generally be deductible in computing the corporation's taxable income, subject to all of the rules and restrictions under the Tax Act in that regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. A Resident Holder that is a "private corporation" or a "subject corporation" (each as defined in the Tax Act), generally will be liable to pay an additional tax (refundable under certain circumstances) under Part IV of the Tax Act on dividends received or deemed to be received on the Common Shares in a year to the extent such dividends are deductible in computing such Resident Holder's taxable income for the year.

Disposition of Common Shares

A Resident Holder who disposes, or is deemed to dispose, of Common Shares generally will realize a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the Resident Holder of such Common Shares, as the case may be, immediately before the disposition or deemed disposition. The adjusted cost base of a Common Share to a Resident Holder will be determined in accordance with the Tax Act by averaging the cost to the Resident Holder of the Common Share with the adjusted cost base of all other Common Shares, if any, held by the Resident Holder as capital property immediately prior to the acquisition. The taxation of capital gains and losses is generally described below under the heading "Capital Gains and Capital Losses".

Capital Gains and Capital Losses

A Resident Holder is required to include in computing income for a taxation year one-half of the amount of any capital gain (a "taxable capital gain") realized by the Resident Holder in such taxation year. Subject to and in accordance with the rules contained in the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an "allowable capital loss") realized in a particular taxation year against taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains realized in a particular taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition or deemed disposition of a Common Share may be reduced by the amount of any dividends received or deemed to have been received by such Resident Holder on such shares, to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns the Common Shares, directly or indirectly, through a partnership or trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that is throughout the relevant taxation year a "Canadian-controlled private corporation" or "substantive CCPC" (both as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on certain investment income, including amounts in respect of net taxable capital gains. Such Resident Holders should consult their own tax advisors.

Alternative Minimum Tax

Capital gains realized and dividends received or deemed to be received by a Resident Holder that is an individual (other than certain specified trusts) may give rise to alternative minimum tax under the Tax Act. Resident Holders should consult their own tax advisors in this regard.

Taxation of Non-Resident Holders

The following portion of this summary is generally applicable to Holders who, for the purposes of the Tax Act and any applicable tax treaty or convention and at all relevant times: (i) are neither resident nor deemed to be resident in Canada, and (ii) do not use or hold Common Shares in the course of a business carried on or deemed to be carried on in Canada. Holders who meet all of the foregoing requirements are referred to herein as "Non-Resident Holders", and this portion of the summary only addresses such Non-Resident Holders. Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere. Such Non-Resident Holders should consult their own tax advisors.

Taxation of Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by the Company are subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless reduced by the terms of an applicable tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident. For example, under the Canada-United States Tax Convention (1980), as amended (the "Treaty"), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty and entitled to full benefits under the Treaty (a "U.S. Holder") is generally reduced to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company beneficially owning at least 10% of the Company's voting shares). Non-Resident Holders should consult their own tax advisors in this regard.

Disposition of Common Shares

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Common Share unless such Common Share constitutes "taxable Canadian property" (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty or convention.

Provided the Common Shares are listed on a "designated stock exchange", as defined in the Tax Act (which currently includes the TSX and Nasdaq) at the time of disposition, the Common Shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm's length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, "Canadian resource properties", "timber resource properties" (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties (whether or not such property exists). Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Common Shares may be deemed to be taxable Canadian property.

Even if the Common Shares are taxable Canadian property of a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such Common Shares by virtue of an applicable income tax treaty or convention. In cases where a Non-Resident Holder disposes, or is deemed to dispose, of a Common Share that is taxable Canadian property of that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption from tax under the Tax Act or pursuant to the terms of an applicable income tax treaty or convention, the consequences under the heading "CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS - TAXATION OF RESIDENT HOLDERS - CAPITAL GAINS AND CAPITAL LOSSES" will generally be applicable to such disposition. Non- Resident Holders who may hold Common Shares as taxable Canadian property should consult their own tax advisors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the U.S. federal income tax considerations generally applicable to the ownership and disposition of Offered Shares by U.S. Holders (as defined herein). This discussion applies to U.S. Holders that purchase Offered Shares pursuant to this Offering and hold such Offered Shares as capital assets (generally, assets held for investment purposes). This discussion is based on the Internal Revenue of Code of 1986 as amended (the "IRC"), U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks and certain other financial institutions, insurance companies, broker- dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold Offered Shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or integrated investment, persons that have a "functional currency" other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities (or arrangements treated as a partnership for U.S. federal income tax purposes), and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations. We have not requested, and will not request, a ruling from the Internal Revenue Service (the "IRS") or an opinion of legal counsel with respect to any U.S. federal income tax consequences of the ownership or disposition of Offered Shares, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described herein.

As used in this discussion, the term "U.S. Holder" means a beneficial owner of Offered Shares that is, a citizen or an individual who is a resident of the United States for U.S. federal income tax purposes, (2) a corporation (or entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If a partnership or pass-through entity for U.S. federal income tax purposes is the beneficial owner of Offered Shares, the U.S. federal income tax consequences relating to an investment in the Offered Shares will depend in part upon the status and activities of such entity and the particular partner. A U.S. Holder that is a partner (or other owner) of a pass-through entity that acquires Offered Shares is urged to consult its tax advisors regarding the U.S. federal income tax consequences applicable to it and its partners of the ownership and disposition of Offered Shares.

Persons considering an investment in Offered Shares are urged to consult their tax advisors as to the particular tax consequences applicable to them relating to the ownership and disposition of Offered Shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

Special, generally adverse, U.S. federal income tax rules apply to U.S. persons owning stock of a PFIC. In general, a corporation organized outside the United States will be treated as a PFIC, for any taxable year in which either (1) at least 75% of its gross income is "passive income", or (2) on average at least 50% of the value of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and certain net gains. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation or partnership in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

The determination as to whether a non-U.S. corporation is a PFIC is a factual determination made on an annual basis after the close of each taxable year. This determination is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on, among other things, the composition of the non-U.S. corporation's income, expenses and assets, as well as the relative value of its assets (which may fluctuate with the non-U.S. corporation's market capitalization), from time to time and the nature of its activities. While not free from doubt, the Company does not believe it was a PFIC for 2025 and does not expect to be a PFIC for 2026; however, PFIC status is determined annually, and whether the Company will be a PFIC for any year is uncertain. Moreover, the application of the PFIC rules to digital assets and to Bitcoin in particular, as well as transactions related thereto is subject to uncertainty. Accordingly, there can be no assurance that the Company will not be classified as a PFIC for the current taxable year or for any future taxable year. Prospective U.S. Holders contemplating an investment in the Offered Shares are urged to consult their tax advisors regarding the Company's status as a PFIC and the U.S. federal income tax consequences that may apply if the Company is determined to be a PFIC in any taxable year.

If we are a PFIC in any taxable year during which a U.S. Holder owns Offered Shares, such U.S. Holder would be liable for additional taxes and interest charges under the "PFIC excess distribution regime" upon a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder's holding period for the Offered Shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the Offered Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder's holding period for Offered Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds Offered Shares, we will generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the Offered Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a "deemed sale" election with respect to the Offered Shares. If the election is made, the U.S. Holder will be deemed to sell the Offered Shares it holds at their fair market value on the last day of the last taxable year in which we were treated as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder's Offered Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds Offered Shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is urged to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on Offered Shares if such U.S. Holder makes a valid "mark-to-market" election for our Offered Shares. A mark-to-market election is available to a U.S. Holder only for "marketable stock." Our Offered Shares will be marketable stock if they are listed on a "qualified exchange" or other market within the meaning of applicable Treasury regulations, and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. We expect that our Common Shares will continue to be listed on Nasdaq, which is a qualified exchange for these purposes, but no assurances may be given in this regard. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of Offered Shares held at the end of such taxable year over the adjusted tax basis of such Offered Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Offered Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder's tax basis in Offered Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of Offered Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to Offered Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election may not apply to our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we own notwithstanding the U.S. Holder's mark-to-market election for the Offered Shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid QEF election. If a U.S. Holder makes a QEF election with respect to a PFIC, the U.S. Holder will be currently taxable on its pro rata share of the PFIC's ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and will not be required to include such amounts in income when actually distributed by the PFIC. At this time we do not intend to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, and therefore prospective investors should assume that a QEF election will not be available.

As discussed below under "Distributions," notwithstanding any election made with respect to the Offered Shares, if we are a PFIC in either the taxable year of the distribution or the preceding taxable year, dividends received with respect to the Offered Shares will not qualify for reduced income tax rates.

Each U.S. person that is an investor in a PFIC is generally required to file annual reports with the IRS. U.S. Holders should consult their tax advisers regarding whether we are a PFIC in any given taxable year and on the consequences of failing to file any required report with the IRS.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their tax advisors with respect to the impact of PFIC status on the ownership and disposition of Offered Shares, the consequences to them of this investment if we are a PFIC in any taxable year, the inability to make a QEF election with respect to our Offered Shares and the IRS information reporting obligations with respect to the ownership and disposition to our Offered Shares if we are a PFIC in any taxable year.

Distributions

Subject to the discussion above under "Passive Foreign Investment Company Consequences" a U.S. Holder that receives a distribution with respect to Offered Shares generally will be required to include the gross amount of such distribution (before reduction for any Canadian withholding taxes withheld therefrom) in gross income as a dividend when actually or constructively received to the extent paid out of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that a distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder's Offered Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder's Offered Shares, the remainder will be taxed as capital gain recognized on a sale, exchange or other taxable disposition of the Offered Shares (as discussed below). Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends for U.S. federal income tax purposes. Distributions on Offered Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the "dividends received" deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends paid by a "qualified foreign corporation" are eligible for taxation in the case of non-corporate U.S. Holders at a reduced long-term capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on Offered Shares that are readily tradable on an established securities market in the United States. Subject to the discussion above under "Passive Foreign Investment Company Consequences", we expect that dividends paid on Offered Shares will be treated as "qualified dividend income" in the hands of non-corporate U.S. Holders, provided that such U.S. Holders satisfy certain conditions, including conditions relating to holding period and the absence of certain risk reduction transactions. Each non-corporate U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

Sale, Exchange or Other Taxable Disposition of Offered Shares

Subject to the discussion above under "Passive Foreign Investment Company Consequences" a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of Offered Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder's adjusted tax basis in the Offered Shares, in each case as determined in U.S. dollars. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Offered Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder from the sale or other disposition of Offered Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Receipt of Foreign Currency

The gross amount of any payment in a currency other than U.S. dollars will be included by each U.S. Holder in income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day such U.S. Holder actually or constructively receives the payment in accordance with its regular method of accounting for U.S. federal income tax purposes regardless of whether the payment is in fact converted into U.S. dollars at that time. If the foreign currency is converted into U.S. dollars on the date of the payment, the U.S. Holder should generally not be required to recognize any foreign currency gain or loss with respect to the receipt of foreign currency. If, instead, the foreign currency is converted at a later date, any currency gains or losses resulting from the conversion of the foreign currency will be treated as U.S. source ordinary income or loss for U.S. foreign tax credit purposes. U.S. Holders are urged to consult their U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning and disposing of foreign currency.

Additional Tax on Net Investment Income

U.S. Holders that are individuals, estates or trusts are generally required to pay an additional 3.8% tax on the lesser of (1) the U.S. Holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder's "net investment income" generally includes, among other things, dividends and net gains from disposition of property (other than property held in the ordinary course of the conduct of a trade or business). Accordingly, dividends on and capital gain from the sale, exchange or other taxable disposition of Offered Shares may be subject to this additional tax. U.S. Holders are urged to consult their tax advisors regarding the additional tax on net investment income.

Information Reporting

U.S. Holders should be aware of reporting requirements with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all of such assets exceeds US$50,000. U.S. Holders must attach a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their return for each year in which they hold our Offered Shares. U.S. Holders should also be aware that if we are or become a PFIC, they will generally be required to file IRS Form 8261 during any taxable year in which such U.S. Holder recognizes gain or receives an excess distribution or with respect to which the U.S. Holder has made certain elections. U.S. Holders are urged to consult their tax advisors regarding the application of the information reporting rules to the Offered Shares and their particular situations.

EACH PROSPECTIVE U.S. INVESTOR IS URGED TO CONSULT ITS TAX ADVISORS ABOUT THE U.S. TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR COMMON SHARES IN LIGHT OF THE INVESTOR'S OWN CIRCUMSTANCES.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of British Columbia. Substantially all of our assets are located outside the United States. In addition, several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States; or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

LEGAL MATTERS

Certain legal matters related to the Offering will be passed upon on the Company's behalf by MLT Aikins LLP and Kavinoky Cook LLP, and on behalf of the Agents by Skadden, Arps, Slate, Meagher & Flom LLP and Wildeboer Dellelce LLP. As of the date hereof, MLT Aikins LLP and Wildeboer Dellelce LLP, and each of their respective partners and associates, beneficially own, directly or indirectly, in their respective groups, less than 1% of any class of outstanding securities of the Company.

EXPERTS

The audited consolidated financial statements for the fiscal years ended March 31, 2026, 2025 and 2024 and management's assessment of the effectiveness of internal control over financial reporting as March 31, 2026 incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part, have been so incorporated by reference in reliance on the report of Davidson & Company LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar of the Company is Computershare Investor Services Inc. with its principal offices in Vancouver, British Columbia and Toronto, Ontario.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a "shelf" registration statement on Form S-3 (including amendments and exhibits to such registration statement). This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement.

Statements made in this prospectus supplement concerning the contents of any contract, agreement or other document are not necessarily complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains a website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. You also may read and download any public document that we have filed with the Canadian securities regulatory authorities under our profile on SEDAR+ (www.sedarplus.ca).

Our website is: hivedigitaltechnologies.com. Our website does not constitute a part of this prospectus supplement and the accompanying prospectus to which it relates.

HIVE DIGITAL TECHNOLOGIES LTD.

Up to $300,000,000 Common Shares

PROSPECTUS SUPPLEMENT

Keefe, Bruyette & Woods A Stifel Company			Cantor

Canaccord Genuity	Roth Capital Partners	B. Riley Securities, Inc.	Northland Capital Markets	Rosenblatt

June 16, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

Expenses		Estimated Amount
SEC registration fee	$	*
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous costs		**
Total

*  The Registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

** To be provided by a prospectus supplement or as an exhibit to a Report on Form 8-K that is incorporated by reference into this prospectus, as applicable.

Item 15. Indemnification of Directors and Officers

HIVE is incorporated under the laws of British Columbia and is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the "BCBCA").

Under Section 160 of the Act, we may, subject to Section 163 of the BCBA:

(1) indemnify an individual who:

 · is or was a director or officer of our company;

 · is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request, or

 · at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an "eligible party"), against all eligible penalties to which the eligible party is or may be liable; and

(2) after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

"eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and eligible proceeding.

"eligible proceeding" means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

"proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:

·            if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

·            if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

·            if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

·           in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the BCBCA, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of our company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

·           order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

·            order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

·            order the enforcement of, or payment under, an agreement of indemnification entered into by us;

·            order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

·             make any other order the court considers appropriate.

Section 165 of the BCBCA provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under our articles, and subject to the BCBCA, we must indemnify a director, former director or alternate director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with our company on the terms of the indemnity contained in our articles.

Under our articles, and subject to the BCBCA, we may agree to indemnify and may indemnify any person (including an eligible party). We have entered into indemnity agreements with certain of our directors and officers.

Pursuant to our articles, the failure of an eligible party to comply with the Act or our articles does not, of itself, invalidate any indemnity to which he or she is entitled under our articles.

Under our articles, we may purchase and maintain insurance for the benefit of a person (or his or her heirs or legal personal representatives) who:

·	is or was a director, alternate director, officer, employee or agent of our company;

·	is or was a director, alternate director, officer, employee or agent of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request, or

·	at our request, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity,

against any liability incurred by him or her as a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

The following exhibits have been filed as part of this registration statement:

EXHIBIT NO.	DESCRIPTION

1.1†	Form of Underwriting Agreement
1.2	Equity Distribution Agreement dated as of November 25, 2025 by and among the registrant and Keefe, Bruyette & Woods, Inc., Cantor Fitzgerald & Co., Canaccord Genuity LLC, Roth Capital Partners LLC, B. Riley Securities, Inc., Northland Securities, Inc., Rosenblatt Securities Inc., Stifel Nicolaus Canada Inc., Cantor Fitzgerald Canada Corporation, Canaccord Genuity Corp. and Roth Canada, Inc. (incorporated by reference to Exhibit 1.1 to the registrant's Current Report on Form 6-K (File No. 001-40398) filed with the Commission on November 26, 2025)

1.3	Amended and Restated Equity Distribution Agreement dated as of June 16, 2026 by and among the Registrant and Keefe, Bruyette & Woods, Inc., Cantor Fitzgerald & Co., Canaccord Genuity LLC, Roth Capital Partners LLC, B. Riley Securities, Inc., Northland Securities, Inc., Rosenblatt Securities Inc., Stifel Nicolaus Canada Inc., Cantor Fitzgerald Canada Corporation, Canaccord Genuity Corp. and Roth Canada, Inc.
3.1	Notice of Articles and Articles of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form F-3 (File No. 333-291676), filed with the Commission on November 20, 2025).
3.2	Amended Articles of the Registrant (incorporated by reference to Exhibit 3.1 of the registrant's Current Report on Form 8-K (File No. 001-40398) filed with the Commission on May 11, 2026)
4.1†	Form of Warrant
4.2†	Form of Subscription Rights Agreement
4.3†	Form of Unit Purchase Agreement
4.4	Form of Indenture (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form F-3 (File No. 333-291676), filed with the Commission on November 20, 2025)
4.5†	Form of Share Purchase Contract
5.1	Opinion of MLT Aikins LLP, Canadian counsel to the Registrant, with respect to the base prospectus
5.2	Opinion of Kavinoky Cook LLP, U.S. counsel to the Registrant, with respect to the base prospectus
5.3	Opinion of MLT Aikins LLP, Canadian counsel to the Registrant, with respect to the equity distribution prospectus
23.1	Consent of Davidson & Company LLP, independent registered public accounting firm
23.2	Consent of MLT Aikins LLP, Canadian counsel to the Registrant (included in Exhibit 5.1)
23.3	Consent of Kavinoky Cook LLP, U.S. counsel to the Registrant (included in Exhibit 5.2)
23.4	Consent of MLT Aikins LLP, Canadian counsel to the Registrant (included in Exhibit 5.3)
24.1	Powers of Attorney (incorporated by reference to the signature page to the Registrant's Registration Statement on Form F-3 (File No. 333-291676), filed with the Commission on November 20, 2025
25.1†	Statement of Eligibility on Form T-1
107	Filing fee table (incorporated by reference to Exhibit 107 to the Registrant's Registration Statement on Form F-3 (File No. 333-291676), filed with the Commission on November 20, 2025).

† To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

 (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Florence, Italy on June 16, 2026.

HIVE DIGITAL TECHNOLOGIES LTD.

By:	/s/ Aydin Kilic
Name:	Aydin Kilic
Title:	President & CEO

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Holmes, Aydin Kilic or Darcy Daubaras, or any one of them, as such person's true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for and in such person's name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the SEC, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 16, 2026.

Signature	Title

*	Director & Executive Chairman
Frank Holmes

*	President & CEO
Aydin Kilic	(Principal Executive Officer)

*	Chief Financial Officer
Darcy Daubaras	(Principal Financial Officer)

*	Director
Dave Perrill

*
Susan McGee	Director

*
Marcus New	Director

* By: /s/ Aydin Kilic

          Aydin Kilic

          Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on June 16, 2026.

COGENCY GLOBAL INC.
as authorized representative for
HIVE DIGITAL TECHNOLOGIES LTD.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Sr. Vice President on behalf of Cogency Global Inc.